Exhibit 10.1

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***]

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of August 1, 2024 (this “Amendment”) is entered into among PARAMOUNT GLOBAL (previously known as VIACOMCBS INC.), a Delaware corporation (“Paramount”), the SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Existing Credit Agreement or the Credit Agreement (as defined below), as the context requires.

WHEREAS, Paramount, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of January 23, 2020 (as amended pursuant to Amendment No. 1 dated as of December 9, 2021, Amendment No. 2 dated as of February 14, 2022, Amendment No. 3 dated as of March 3, 2023, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”).

WHEREAS, upon consummation of the transactions contemplated by that certain Transaction Agreement, dated as of July 7, 2024 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “CoC Transaction Agreement”), by and among Skydance Media, LLC, a California limited liability company, New Pluto Global, Inc., a Delaware corporation (“New Pluto”), a consortium of investors identified in such agreements, Paramount and certain of its affiliates will engage in a series of transactions pursuant to which, among other things, Paramount will become a wholly-owned subsidiary of New Pluto (such transactions, collectively, the “CoC Transactions” and the date on which the CoC Transactions are consummated, the “Transaction Closing Date”).

WHEREAS, Paramount has requested that the Administrative Agent and the Lenders agree to (a) amend the Existing Credit Agreement to revise the Change of Control provisions and related definitions to reflect the pro forma ownership structure of Paramount after giving effect to the CoC Transactions and to make certain other changes as set forth herein and (b) have New Pluto join the Credit Agreement as a “Borrower” thereunder by delivering to the Administrative Agent a joinder agreement substantially in the form of Exhibit A attached hereto (the “Parent Borrower Joinder”).

WHEREAS, each Lender party hereto, constituting the Required Lenders under the Existing Credit Agreement, has agreed to the Parent Borrower Joinder and the Transaction Closing Date Amendments (as defined below), and acknowledges and agrees that, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, the transactions contemplated by the CoC Transaction Agreement and the CoC Transactions are deemed permitted under the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Sections 4 and 5 hereof, the Existing Credit Agreement (excluding the signature pages, schedules, annexes and exhibits thereto) is hereby amended, on the Amendments Operative Date (as defined below), to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement and such Annexes and Exhibits attached as Annex A hereto (such modifications, collectively, the “Transaction Closing Date Amendments”).

SECTION 2. Lender Agreements.

(a) Each Lender party hereto agrees to the amendments (as set forth in this Amendment) and acknowledges and agrees that, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, (i) the transactions contemplated by the CoC Transaction Agreement and the CoC Transactions are deemed permitted under the Credit Agreement and (ii) on and after the Amendments Operative Date, New Pluto shall be an additional Borrower under the Credit Agreement and the Loan Documents.

(b) Assignments. On and after the Amendment No. 4 Effective Date and until occurrence of the Amendments Operative Date, assignments by any Lender party hereto pursuant to and in accordance with Section 9.4 of the Existing Credit Agreement of all or a portion of its interests, rights and obligations under this Agreement (including any Consent Fees earned with respect to such Lender’s Commitments being assigned) and the Existing Credit Agreement shall be permitted only to the extent such assignee of interests, rights and obligations expressly accedes in writing, in form acceptable to the Administrative Agent and Paramount, to the terms of this Amendment, including, without limitation, (i) agreeing to the Parent Borrower Joinder and the Transaction Closing Date Amendments, and (ii) acknowledging and agreeing that the CoC Transactions are deemed permitted under the Credit Agreement.

SECTION 3. Representations and Warranties. Paramount hereby represents and warrants to the Administrative Agent and each Lender party hereto on the Amendment No. 4 Effective Date, that:

(a) This Amendment has been duly executed and delivered by Paramount and constitutes a legal, valid and binding obligation of Paramount, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) On and as of the date hereof, (i) each of the representations and warranties set forth in Article III of the Existing Credit Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 3(b), the representations and warranties contained in Sections 3.2, 3.3 and 3.11 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1 of the Existing Credit Agreement and (ii) no Event of Default described in paragraphs (a), (f) or (g) of Article VI of the Existing Credit Agreement has occurred and is continuing.

SECTION 4. Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment No. 4 Effective Date”) on which the Administrative Agent shall have executed a counterpart of this Amendment and shall have received from Paramount and each Lender party hereto, constituting the Required Lenders, either (i) a counterpart of this Amendment signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include email transmission of a signed signature page of this Amendment) that such parties have signed a counterpart of this Amendment.

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The Administrative Agent shall promptly notify Paramount and the Lenders of the Amendment No. 4 Effective Date, and such notice shall be conclusive and binding.

Notwithstanding the foregoing, and for the avoidance of doubt, the Transaction Closing Date Amendments shall not become effective until the Amendments Operative Date (as defined below), when the Condition Subsequent in Section 5 hereof is satisfied.

SECTION 5. Condition Subsequent. Upon consummation of the CoC Transactions on the Transaction Closing Date, and subject to receipt by the Administrative Agent of the Parent Borrower Joinder and the payment of the Consent Fees (as defined below) on the Transaction Closing Date, the Transaction Closing Date Amendments shall automatically be deemed to have been made operative on and as of such date (such date, the “Amendments Operative Date”).

SECTION 6. Fees. As consideration for the consent to this Amendment by each of the Lenders party hereto, Paramount agrees to pay (or cause to be paid) to each such Lender a fee (collectively, the “Consent Fees”) equal to [***] of the aggregate principal amount of the Commitments held by such Lender on the Amendment No. 4 Effective Date. The Consent Fees shall in each case be earned on the Amendment No. 4 Effective Date and due and payable in full on the earlier of (i) the Transactions Closing Date and (ii) the date of termination of the Transaction Agreement pursuant to the terms thereof.

SECTION 7. Effect of Amendment; No Novation.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the Issuing Lenders under the Existing Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any of the Borrowers on any other occasion to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement in similar or different circumstances. Neither this Amendment nor any provision hereof may be waived, amended or modified except in accordance with the provisions of Section 9.8 of the Existing Credit Agreement.

(b) On and after the Amendment No. 4 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Existing Credit Agreement, shall refer to the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Existing Credit Agreement and the Credit Agreement.

(c) Neither this Amendment nor the effectiveness of the amendments to the Existing Credit Agreement effected hereby shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of any of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Amendment or the Existing Credit Agreement shall be construed as a release or other discharge of any of the Borrowers under the Existing Credit Agreement from any of its obligations and liabilities thereunder, as amended hereby.

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SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 9. Entire Agreement. This Amendment, the Credit Agreement, together with all other Loan Documents, embody the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. This Amendment shall constitute a Loan Document.

SECTION 10. Governing Law. This Amendment shall be construed, and the rights of the parties hereto determined, in accordance with and governed by the law of the State of New York.

SECTION 11. Incorporation by Reference. Sections 9.10, 9.11, 9.13 and 9.14 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

PARAMOUNT GLOBAL

By:	/s/ James C. Morrison
Name:	James C. Morrison
Title:	Executive Vice President, Treasurer

Amendment No. 4 to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT AND THE LENDERS:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and a Lender,

By:	/s/ Ryan Zimmerman
Name:	Ryan Zimmerman
Title:	Executive Director

Amendment No. 4 to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

THE LENDERS (Continued):

CITIBANK, N.A., as a Lender

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jonathan Tristan
Name:	Jonathan Tristan
Title:	Director

Amendment No. 4 to Credit Agreement

WELLS FARGO BANK, NA, as a Lender

By:	/s/ Tracy L. Moosbrugger
Name:	Tracy L. Moosbrugger
Title:	Managing Director

Amendment No. 4 to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Annie Chung
Name:	Annie Chung
Title:	Managing Director

Amendment No. 4 to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

Amendment No. 4 to Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

Amendment No. 4 to Credit Agreement

BNP PARIBAS, as a Lender

By:	/s/ Barbara Nash
Name:	Barbara Nash
Title:	Managing Director

By:	/s/ Jonathan Lasner
Name:	Jonathan Lasner
Title:	Director

Amendment No. 4 to Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Alfonse Simone
Name:	Alfonse Simone
Title:	Authorized Signatory

Amendment No. 4 to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Schauwers
Name:	Thomas Schauwers
Title:	Vice President

Amendment No. 4 to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Moses Papadopoulos
Name:	Moses Papadopoulos
Title:	Authorized Signatory

Amendment No. 4 to Credit Agreement

MUFG BANK, LTD, as a Lender

By:	/s/ Steve Aronowitz
Name:	Steve Aronowitz
Title:	Managing Director

Amendment No. 4 to Credit Agreement

SOCIETE GENERALE, as a Lender

By:	/s/ Richard Bernal
Name:	Richard Bernal
Title:	Managing Director

Amendment No. 4 to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Nabeel Shah
Name:	Nabeel Shah
Title:	Director

Amendment No. 4 to Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Jon Colquhoun
Name:	Jon Colquhoun
Title:	Managing Director

Amendment No. 4 to Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Yu Wang
Name:	Yu Wang
Title:	Director

By:	/s/ Yuanyuan Peng
Name:	Yuanyuan Peng
Title:	Executive Director

Amendment No. 4 to Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Yipeng Zhang
Name:	Yipeng Zhang
Title:	Vice President

Amendment No. 4 to Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Eric Siebert
Name:	Eric Siebert
Title:	Senior Vice President

Amendment No. 4 to Credit Agreement

TRUIST BANK, as a Lender

By:	/s/ Patrick Wiggins
Name:	Patrick Wiggins
Title:	Director

Amendment No. 4 to Credit Agreement

ANNEX A

Transaction Closing Date Amendments

(see attached)

Execution Version

ANNEX A

$3,500,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

among

PARAMOUNT GLOBAL

(previously known as VIACOMCBS INC.),

NEW PLUTO GLOBAL, INC.,

THE SUBSIDIARY BORROWERS PARTIES HERETO,

THE LENDERS NAMED HEREIN,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

CITIBANK, N.A.,

BANK OF AMERICA, N.A., and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents and

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS BANK USA,

MIZUHO BANK, LTD.,

MORGAN STANLEY MUFG LOAN PARTNERS, LLC, and

ROYAL BANK OF CANADA,

as Documentation Agents,

Dated as of January 23, 2020

JPMORGAN CHASE BANK, N.A., CITIBANK, N.A.,

BOFA SECURITIES, INC., and WELLS FARGO

SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Article I DEFINITIONS		2

Section 1.1	Defined Terms	2
Section 1.2	Terms Generally	~~29~~30
Section 1.3	Currency Equivalents	~~30~~32
Section 1.4	Interest Rates; Benchmark Notification	~~30~~32

Article II THE CREDITS		~~31~~32

Section 2.1	Commitments	~~31~~32
Section 2.2	Revolving Credit Loans; Competitive Loans	~~31~~33
Section 2.3	Competitive Bid Procedure	~~32~~34
Section 2.4	Revolving Credit Borrowing Procedure	~~35~~36
Section 2.5	Repayment of Loans	~~35~~37
Section 2.6	Swingline Loans	~~35~~37
Section 2.7	Letters of Credit	~~38~~40
Section 2.8	Conversion and Continuation Options	~~43~~44
Section 2.9	Fees	~~44~~45
Section 2.10	Interest on Loans; Term Benchmark Tranches; RFR Tranches; Etc	~~45~~46
Section 2.11	Default Interest	~~46~~47
Section 2.12	Alternate Rate of Interest	~~46~~48
Section 2.13	Termination, Reduction and Increase of Commitments	~~48~~49
Section 2.14	Optional Prepayments of Revolving Credit Loans	~~50~~52
Section 2.15	Reserve Requirements; Change in Circumstances	~~51~~52
Section 2.16	Indemnity	~~53~~54
Section 2.17	Pro Rata Treatment; Funding Matters; Evidence of Debt	~~53~~55
Section 2.18	Sharing of Setoffs	~~55~~57
Section 2.19	Payments	~~56~~57
Section 2.20	Taxes	~~56~~58
Section 2.21	Termination or Assignment of Commitments Under Certain Circumstances	~~59~~60
Section 2.22	Currency Equivalents	~~59~~61
Section 2.23	Judgment Currency	~~60~~62
Section 2.24	Defaulting Lenders	~~61~~63
Section 2.25	Designation of Subsidiary Borrowers	~~62~~64
Section 2.26	Extension of Revolving Credit Maturity Date	~~63~~65

Article III REPRESENTATIONS AND WARRANTIES		~~65~~67

Section 3.1	Corporate Existence	~~65~~67
Section 3.2	Financial Condition	~~65~~67
Section 3.3	Litigation	~~66~~68
Section 3.4	No Breach, Etc	~~66~~68
Section 3.5	Corporate Action	~~66~~68

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Section 3.6	Approvals	~~67~~69
Section 3.7	ERISA	~~67~~69
Section 3.8	Taxes	~~67~~69
Section 3.9	Investment Company Act	~~67~~69
Section 3.10	Environmental	~~67~~69
Section 3.11	Material Subsidiaries	~~67~~69
Section 3.12	Anti-Corruption Laws and Sanctions	~~67~~69

Article IV CONDITIONS OF EFFECTIVENESS AND LENDING		~~68~~70

Section 4.1	Effectiveness	~~68~~70
Section 4.2	Initial Loans to Subsidiary Borrowers	~~69~~70
Section 4.3	All Credit Events	~~69~~71

Article V COVENANTS		~~70~~71

Section 5.1	Financial Statements	~~70~~72
Section 5.2	Corporate Existence, Etc	~~72~~74
Section 5.3	Insurance	~~73~~74
Section 5.4	Prohibition of Fundamental Changes	~~73~~75
Section 5.5	Limitation on Liens	~~74~~76
Section 5.6	Limitation on Subsidiary Indebtedness	~~74~~76
Section 5.7	Consolidated Total Leverage Ratio	~~75~~77
Section 5.8	Use of Proceeds	~~76~~78
Section 5.9	Transactions with Affiliates	~~76~~78

Article VI EVENTS OF DEFAULT		~~76~~78

Article VII THE AGENTS		~~78~~80

Article VIII ~~PARAMOUNT~~ GUARANTEE		~~82~~84

Section 8.1	~~Paramount~~ Guarantee	~~82~~84

Article IX MISCELLANEOUS		~~85~~87

Section 9.1	Notices	~~85~~87
Section 9.2	Survival of Agreement	~~85~~88
Section 9.3	Binding Effect	~~86~~88
Section 9.4	Successors and Assigns	~~86~~88
Section 9.5	Expenses; Limitation of Liability; Indemnity	~~90~~92
Section 9.6	Right of Setoff	~~91~~93
Section 9.7	APPLICABLE LAW	~~91~~94
Section 9.8	Waivers; Amendment	~~91~~94
Section 9.9	Entire Agreement	~~92~~94
Section 9.10	WAIVER OF JURY TRIAL	~~92~~95
Section 9.11	Severability	~~92~~95
Section 9.12	Counterparts	~~93~~95

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Section 9.13	Headings	~~93~~95
Section 9.14	Jurisdiction; Consent to Service of Process	~~93~~95
Section 9.15	Confidentiality	~~93~~96
Section 9.16	Waiver of Notice of Termination Period	~~94~~97
Section 9.17	Termination of Subsidiary Borrower Designation	~~94~~97
Section 9.18	Patriot Act Notice	~~95~~97
Section 9.19	No Fiduciary Relationship	~~95~~97
Section 9.20	Material Non-Public Information	~~95~~97
Section 9.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~96~~98
Section 9.22	Certain ERISA Matters	~~96~~98

ANNEXES

Annex I Pricing Grid

EXHIBITS

Exhibit A	Administrative Questionnaire
Exhibit B-1	Form of Competitive Bid Request
Exhibit B-2	Form of Notice of Competitive Bid Request
Exhibit B-3	Form of Competitive Bid
Exhibit B-4	Form of Revolving Credit Borrowing Request
Exhibit B-5	Form of Swingline Borrowing Request
Exhibit B-6	Form of Notice of Designated Letter of Credit
Exhibit B-7	Form of Subsidiary Borrower Designation
Exhibit B-8	Form of Subsidiary Borrower Request
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Confidentiality Agreement
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Issuing Lender Agreement
Exhibit G	Form of New Lender Supplement
Exhibit H	Form of Commitment Increase Letter
Exhibit I	Form of Certificate of Effectiveness

SCHEDULES

Schedule 1.1	Commitments
Schedule 1.1(a)	Guarantees
Schedule 2.7	Designated Letters of Credit
Schedule 5.6	Subsidiary Indebtedness
Schedule VI(h)	Judgments

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AMENDED AND RESTATED CREDIT AGREEMENT entered into as of January 23, 2020, among PARAMOUNT GLOBAL (previously known as VIACOMCBS INC.), a Delaware corporation (“Paramount”), as successor to Viacom Inc., a Delaware corporation (“Viacom”); New Pluto Global, Inc., a Delaware corporation (“New Paramount”); each Subsidiary Borrower (as herein defined); the lenders whose names appear on Schedule 1.1 hereto or who subsequently become parties hereto as provided herein (the “Lenders”); JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan Chase”), as administrative agent for the Lenders; CITIBANK, N.A., a national banking association, BANK OF AMERICA, N.A., a national banking association, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as syndication agents for the Lenders (in such capacity, the “Syndication Agents”); and DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, MIZUHO BANK, LTD., MORGAN STANLEY MUFG LOAN PARTNERS, LLC, and ROYAL BANK OF CANADA, as documentation agents for the Lenders (in such capacity, the “Documentation Agents”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 13, 2019 (as amended) by and between CBS Corporation, a Delaware corporation (“CBS”), and Viacom, pursuant to which Viacom merged with and into CBS, with CBS as the surviving company and with the combined company changing its name to ViacomCBS Inc. and subsequently to Paramount Global, and Paramount is the successor to Viacom;

WHEREAS, New Paramount has requested that the Lenders provide extensions of credit to it and to certain Subsidiary Borrowers to be used for general corporate purposes, which extensions of credit shall enable the Borrowers (as herein defined) to borrow loans and cause the issuance of letters of credit in an aggregate amount not to exceed $3.50 billion (except as reduced or increased pursuant to Section 2.13) on a revolving credit basis on and after the Effective Date (as herein defined) and prior to the applicable Revolving Credit Maturity Date (as herein defined); and

WHEREAS, New Paramount has requested that the Lenders provide a multi-currency borrowing option in an aggregate principal amount not to exceed $1.0 billion (except as reduced pursuant to Section 2.13), which the Lenders will make available to the Borrowers with sublimits as follows: (i) Euros (as defined herein), $500 million, (ii) Sterling (as defined herein), $500 million and (iii) Yen (as defined herein), $300 million; and

WHEREAS, the Lenders are willing to extend credit to the Borrowers on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Section 4.1, the Existing Credit Agreement (as defined herein) shall be and hereby is amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2025 Commitment” shall mean a Commitment that became effective on the Effective Date having a Revolving Credit Maturity Date of January 23, 2025, that was not extended pursuant to the Third Amendment.

“2025 Revolving Credit Lender” shall mean, at any time, a Lender that has a 2025 Commitment at such time.

“2027 Commitment” shall mean a Commitment that, pursuant to the Third Amendment, has a Revolving Credit Maturity Date of January 23, 2027.

“2027 Revolving Credit Lender” shall mean, at any time, a Lender that has a 2027 Commitment at such time.

“ABR Loan” shall mean (a) any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II and (b) any ABR Swingline Loan. All ABR Loans shall be denominated in Dollars.

“ABR Revolving Credit Loan” shall mean any Revolving Credit Loan which is an ABR Loan.

“ABR Swingline Exposures” shall mean at any time the aggregate principal amount at such time of the outstanding ABR Swingline Loans. The ABR Swingline Exposure of any Lender at any time shall mean the sum of (a) its Revolving Credit Percentage of the aggregate ABR Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, ABR Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such ABR Swingline Loans), adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all ABR Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such ABR Swingline Loans.

“ABR Swingline Loan” shall have the meaning assigned to such term in Section 2.6(a).

“Absolute Rate Loan” shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal rounded to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

“Adjusted Term SOFR Rate” shall mean, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“Administrative Agent” shall mean JPMorgan Chase in its capacity as the administrative agent for the Lenders under this Agreement, and any successor thereto pursuant to Article VII.

“Administrative Agent Fee Letter” shall mean the Fee Letter with respect to this Agreement between Paramount and the Administrative Agent dated as of December 20, 2019 (as amended, supplemented or otherwise modified from time to time).

“Administrative Agent’s Fees” shall have the meaning assigned to such term in Section 2.9(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A hereto.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, is under common control with or is controlled by such Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Affiliate” shall mean, as to ~~Paramount~~any Person, any other Person which directly or indirectly controls, is under common control with or is controlled by ~~Paramount~~such Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of New Paramount solely by reason of his or her being an officer, director or employee of New Paramount or any of its Subsidiaries and (b) Viacom International Inc. (or its successor) ~~and~~, Paramount, Skydance Media, LLC, a California limited liability company, New Paramount and their Subsidiaries shall not be deemed to be Affiliates of each other, unless expressly stated to the contrary.

“Agents” shall mean the collective reference to the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Documentation Agents and the Syndication Agents.

“Aggregate LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount which has been drawn under Letters of Credit but for which the applicable Issuing Lender or the Lenders, as the case may be, have not been reimbursed by New Paramount or the relevant Subsidiary Borrower at such time.

“Agreement” shall mean this Amended and Restated Credit Agreement, as further amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day (or, if such day is not a Business Day, the immediately preceding Business Day), (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one-month Interest Period in effect on such day (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. For purposes of clause (c) above, the Adjusted Term SOFR Rate on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12, the Alternate Base Rate shall be the greater of the rates referred to in clause (a) and (b) above and shall be determined without reference to clause (c) above. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective on the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively.

“ Amendments Operative Date” shall have the meaning assigned to such term in the Fourth Amendment.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and all other similar laws, rules, and regulations of any jurisdiction applicable to New Paramount or any of its Subsidiaries concerning or relating to bribery or corruption.

“Applicable Commitment Fee Rate” shall mean, with respect to any date, the “Applicable Commitment Fee Rate” on such date as determined in accordance with the Pricing Grid set forth in Annex I hereto.

“Applicable LC Fee Rate” shall mean on any day (a) with respect to any Financial Letter of Credit, a rate per annum equal to the Applicable Margin applicable to Term Benchmark Loans in accordance with the Pricing Grid set forth in Annex I hereto and (b) with respect to any Non-Financial Letter of Credit, a rate per annum equal to 50% of the rate determined under the preceding clause (a).

“Applicable Margin” shall mean, as of any date, with respect to any Term Benchmark Loan, RFR Loan or ABR Loan, the applicable rate per annum in accordance with the Pricing Grid set forth in Annex I hereto based upon the ratings by Moody’s, S&P and Fitch, respectively, applicable on such date to the ~~Index Debt~~Notes.

“ASC” shall mean the Financial Accounting Standards Board Accounting Standards Codification.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

“Assuming Lender” shall have the meaning assigned to such term in Section 2.26(f).

“Bail-In Action” shall mean the exercise of any Write- Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any control of or ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such control of or ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Transition Event” shall have the meaning assigned to such term in Section 2.12(b).

“ Beneficial Owner” shall mean a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act and the term “beneficially own” has meanings correlative to the foregoing.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall mean, as applicable, Paramount, New Paramount or the relevant Subsidiary Borrower.

“Borrowing Minimum” shall mean (a) in the case of a borrowing denominated in Dollars, $10,000,000, (b) in the case of a borrowing denominated in Euros, €5,000,000, (c) in the case of a borrowing denominated in Sterling, £5,000,000, and (c) in the case of a borrowing denominated in Yen, ¥500,000,000.

“Borrowing Multiple” shall mean (a) in the case of a borrowing denominated in Dollars, $1,000,000, (b) in the case of a borrowing denominated in Euros, €1,000,000, (c) in the case of a borrowing denominated in Sterling, £1,000,000, and (c) in the case of a borrowing denominated in Yen, ¥100,000,000.

“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided that, (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) (i) in relation to Loans denominated in Yen and (ii) in relation to the calculation or computation of TIBOR, in each case any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (c) (i) in relation to Loans denominated in Euros and (ii) in relation to the calculation or computation of EURIBOR, in each case any day which is a TARGET Day, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable currency of such RFR Loan, any such day that is only an RFR Business Day and (e) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person shall mean, subject to Section 1.2(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (other than satellite transponders), or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“CBR Loan” shall mean a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” shall mean the Applicable Margin applicable to such Loan that is replaced by a CBR Loan.

“CBS Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of June 9, 2016 among CBS (now known as Paramount Global), CBS Operations Inc., the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase, as administrative agent.

“Central Bank Rate” shall mean, the greater of (A) (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euros, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the participating member states of the European Monetary Union, as published by the European Central Bank (or any successor thereto) from time to time, and (c) Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time plus (ii) the applicable Central Bank Rate Adjustment and (B) 0.00%.

“Central Bank Rate Adjustment” shall mean, for any day, for any Loan denominated in (a) Euros, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple RFR for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Yen in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBOR Rate and the TIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Foreign Currency for a maturity of one month.

“Change of Control” shall mean the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of New Paramount’s properties or assets and those of the Subsidiaries, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act) other than New Paramount or any person directly or indirectly controlling, controlled by or under direct or indirect common control with New Paramount, or directly or indirectly controlled by ~~a Redstone Family Member~~the Permitted Holders;

(2) the first day on which ~~a majority of the members of~~the Permitted Holders no longer have the ability to nominate directors to the board of directors of New Paramount ~~are not Continuing~~who collectively hold a majority of the voting power of the entire board of ~~D~~directors of (x) New Paramount or (y) a NewCo;

(3) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than New Paramount, the Subsidiaries or ~~Redstone Family Members~~a Permitted Holder, becomes the ~~b~~Beneficial ~~o~~Owner  ~~(as defined in Rules 13d-3 and 13d-5 under the Exchange Act)~~, directly or indirectly, of more than 50% of New Paramount’s Voting Capital Stock, and following such transaction or transactions, ~~Redstone Family Members~~the Permitted Holders beneficially own less than 50% of New Paramount’s Voting Capital Stock, in each case, measured by voting power rather than number of shares; or

(4) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e~~- 3~~-3 under the Exchange Act (or any successor provision) with respect to each class of New Paramount’s common stock, following which ~~Redstone Family Members~~the Permitted Holders beneficially own, directly or indirectly, more than 50% of New Paramount’s Voting Capital Stock, measured by voting power rather than number of shares, provided that for the purposes of this definition only, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise~~;~~, and the terms “controlling” and “controlled” have meanings correlative to the foregoing~~.~~; provided further that in no event shall any transaction or any series of related transactions permitted under Section 5.4 be deemed to constitute an Event of Default under Section 6(k) or constitute a “Change of Control” so long as, upon the consummation of such transaction or such series of related transactions, the Permitted Holders (x) are or become the Beneficial Owners, directly or indirectly, of more than 50% of the Voting Capital Stock of New Paramount or a NewCo, as applicable, or (y) have the ability to nominate directors to the board of directors of New Paramount or such NewCo, as applicable, who collectively hold a majority of the voting power of the entire board of directors of New Paramount or such NewCo, as applicable.

“Closing Certificate” shall mean a certificate, substantially in the form of Exhibit E.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans pursuant to Section 2.1, to make, refund or acquire participations in ABR Swingline Loans pursuant to Section 2.6 and to issue or participate in Letters of Credit pursuant to Section 2.7, as set forth on Schedule 1.1, as such Lender’s Commitment may be permanently terminated, reduced or increased from time to time pursuant to Section 2.13, changed pursuant to Section 9.4 or extended pursuant to Section 2.26.

“Commitment Fees” shall mean all fees payable pursuant to Section 2.9(a).

“Commitment Increase Date” shall mean the date of any increase in the Total Commitment pursuant to Section 2.13.

“Commitment Increase Letter” shall have the meaning assigned to such term in Section 2.13(g) and shall be substantially in the form of Exhibit H.

“Commitment Utilization Percentage” shall mean on any day the percentage equivalent to a fraction (a) the numerator of which is the aggregate outstanding principal amount of Revolving Credit Loans, Letters of Credit, Swingline Loans and Competitive Loans, and (b) the denominator of which is the Total Commitment (or, on any day after termination of the Commitments, the Total Commitment in effect immediately preceding such termination).

“Competitive Bid” shall mean an offer to make a Competitive Loan pursuant to Section 2.3.

“Competitive Bid Rate” shall mean, as to any Competitive Bid made pursuant to Section 2.3(b), (a) in the case of a Term Benchmark Competitive Loan or a RFR Competitive Loan, the Margin, and (b) in the case of an Absolute Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

“Competitive Bid Request” shall mean a request made pursuant to Section 2.3 in the form of Exhibit B-1.

“Competitive Loan” shall mean a Loan from a Lender to a Borrower pursuant to the bidding procedure described in Section 2.3. Each Competitive Loan shall be a Term Benchmark Competitive Loan, a RFR Competitive Loan or an Absolute Rate Loan and, subject to Section 2.3(a), may be denominated in Dollars or a Foreign Currency.

“Compliance Certificate” shall have the meaning assigned to such term in Section 5.1.

“Confidential Information” shall have the meaning assigned to such term in Section 9.15(a).

“Confidentiality Agreement” shall mean a confidentiality agreement substantially in the form of Exhibit D, with such changes as New Paramount or Paramount may approve.

“Consolidated EBITDA” shall mean, with respect to New Paramount and its Consolidated Subsidiaries (excluding Discontinued Operations) for any period, operating profit (loss), plus other income (loss), plus interest income, plus depreciation and amortization (excluding amortization related to programming rights, prepublication costs, videocassettes and DVDs), excluding (a) gains (losses) on sales of assets (except (I) gains (losses) on sales of inventory sold in the ordinary course of business and (II) gains (losses) on sales of other assets if such gains (losses) are less than $10,000,000 individually and less than $50,000,000 in the aggregate during such period), (b) other non-cash items (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation and environmental reserves and losses on the Disposition of businesses, (iii) pension settlement charges, (iv) non- cash charges associated with grants of stock options, employee stock purchase plans and other equity-based compensation awards to employees and directors, in each case under this clause (iv) that are expensed in accordance with ASC 718, and (v) impairment charges) and (c) expenses incurred in connection with acquisitions, Dispositions or merger transactions in accordance with ASC 805.

“Consolidated Indebtedness” shall mean, as at any date of determination, the Indebtedness of New Paramount and its Consolidated Subsidiaries determined on a consolidated basis that would be reflected on a consolidated balance sheet as at such date prepared in accordance with GAAP.

“Consolidated Subsidiary” shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be consolidated with the financial statements of such Person in accordance with GAAP.

“Consolidated Tangible Assets” shall mean at any date the assets of New Paramount and its Subsidiaries determined on such date on a consolidated basis, less goodwill and other intangible assets.

“Consolidated Total Leverage Ratio” shall mean, as of the last day of each fiscal quarter, (a) with respect to any fiscal quarter ending on or after March 31, 2022, and on or prior to June 30, 2024, the ratio of (i) (x) Consolidated Indebtedness on such date minus (y) the aggregate amount of Unrestricted Cash as of such date to (ii) Consolidated EBITDA for the twelve month period ending on such date and (b) with respect to any other fiscal quarter thereafter, the ratio of (i) (x) Consolidated Indebtedness on such date minus (y) the lesser of (A) the aggregate amount of Unrestricted Cash as of such date and (B) $~~1,500,000,000~~3,000,000,000 to (ii) Consolidated EBITDA for the twelve month period ending on such date.

~~“Continuing Directors” shall mean, as of any date of determination, any member of Paramount’s board of directors who:~~

~~(1) was a member of such board of directors on the Third Amendment Effective Date; or~~

~~(2)  was nominated for election or elected to Paramount’s board of directors (i) with the approval of Redstone Family Members representing not less than 50% of Paramount’s Voting Capital Stock, measured by voting power rather than number of shares, or (ii) with the approval of a majority of the Continuing Directors who were members of Paramount’s board of directors at the time of such nomination or election.~~

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit hereunder (including the designation of a Designated Letter of Credit as a “Letter of Credit” hereunder). It is understood that conversions and continuations pursuant to Section 2.8 do not constitute “Credit Events”.

“Daily Simple RFR” shall mean, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) the sum of (i) SONIA for the day that is 5 Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day, plus (ii) 0.0326% per annum, and (b) 0.00%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to New Paramount.

“Debt Rating” shall mean the rating applicable to ~~Paramount’s Index Debt~~the Notes, as assigned by any Rating Agency.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or ABR Swingline Loans or (iii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or, in the case of clause (iii), such payment is the subject of a good faith dispute, (b) has notified any Borrower, the Administrative Agent or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied) or under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or a Lender acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and ABR Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent or the requesting Lender, as applicable, of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or the parent company or bank of such Lender has, become the subject of a Bankruptcy Event or a Bail-In Action.

“Designated Letters of Credit” shall mean each letter of credit issued by an Issuing Lender that (a) is not a Letter of Credit hereunder at the time of its issuance and is designated on or after the Effective Date by New Paramount or any Subsidiary Borrower, with the consent of such Issuing Lender, as a “Letter of Credit” hereunder by written notice to the Administrative Agent in the form of Exhibit B-6 or (b) is a letter of credit issued under the CBS Credit Agreement, the Existing Credit Agreement or listed on Schedule 2.7.

“Discontinued Operations” shall mean the assets/liabilities and operations classified as “discontinued operations” pursuant to ASC 205-20 or Accounting Principles Board Opinion No. 30. Notwithstanding the foregoing or anything to the contrary in this Agreement, the S&S Business shall not be treated as “Discontinued Operations” for any purpose under this Agreement prior to a consummated Disposition thereof.

“Disposition” shall mean, with respect to any Property, any sale, lease, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Documentation Agents” shall have the meaning assigned to such term in the preamble hereto.

“Dollars” or “$” shall mean lawful money of the United States of America.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.8(b)).

“Ellison” shall mean, collectively, (i) The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC, Pinnacle Media Ventures III, LLC, Hikouki, LLC, Aozora, LLC and Furaito, LLC; (ii) Larry Ellison; (iii) David Ellison; (iv)  any Family Member of Larry Ellison or David Ellison, (v) any Affiliate of the foregoing and (vi) any Permitted Entity of a Person identified in clause (i), (ii), (iii), (iv) or (v).

“Environmental Laws” shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to New Paramount, any trade or business (whether or not incorporated) that is a member of a group of which New Paramount is a member and which is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Interpolated Rate” shall mean, at any time, with respect to any Term Benchmark Loan denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) which results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“EURIBOR Rate” shall mean, with respect to any Term Benchmark Loan denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euros” or “€” shall mean the single currency of participating member states of the European Monetary Union.

“Event of Default” shall have the meaning assigned to such term in Article VI; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Act Report” shall have the meaning assigned to such term in Section 3.3.

“ Existing Notes” means Paramount’s 7.875% Senior Debentures due 2030, 5.50% Senior Debentures due 2033, 6.875% Senior Debentures due 2036, 6.75% Senior Debentures due 2037, 4.50% Senior Debentures due 2042, 4.375% Senior Debentures due 2043, 4.875% Senior Debentures due 2043, 5.85% Senior Debentures due 2043, 5.25% Senior Debentures due 2044, 4.85% Senior Debentures due 2034, 3.45% Senior Notes due 2026, 4.0% Senior Notes due 2026, 2.90% Senior Notes due 2027, 3.375% Senior Notes due 2028, 4.20% Senior Notes due 2029, 5.90% Senior Notes due 2040, 4.85% Senior Notes due 2042, 4.90% Senior Notes due 2044, 4.60% Senior Notes due 2045, 3.70% Senior Notes due 2028, 4.75% Senior Notes due 2025, 4.95% Senior Notes due 2031, 4.20% Senior Notes due 2032, and 4.95% Senior Notes due 2050.

“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of February 11, 2019 among Paramount, as successor to Viacom, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase, Citibank, N.A., and Bank of America, N.A., as syndication agents and Deutsche Bank Securities Inc., Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, N.A. as documentation agents.

“Extending Lender” shall have the meaning assigned to such term in Section 2.26(a).

“Extension Deadline” shall have the meaning assigned to such term in Section 2.26(a).

“Extension Effective Date” shall have the meaning assigned to such term in Section 2.26(b).

“Extension Request” shall have the meaning assigned to such term in Section 2.26(a).

“Facility Exposure” shall mean, with respect to any Lender, the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s LC Exposure at such time, (c) such Lender’s Revolving Credit Percentage of the aggregate ABR Swingline Loans outstanding at such time, (d) the aggregate outstanding principal amount of any Competitive Loans made by such Lender and (e) in the case of a Swingline Lender, the aggregate outstanding principal amount of any Quoted Swingline Loans made by such Swingline Lender.

“Family Member” shall mean, with respect to any natural person, the spouse, domestic partner or spousal equivalent, parents, grandparents, lineal descendants, siblings, and lineal descendants of siblings of such natural person. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor. Family member shall further include any of such natural person’s family members as defined in Rule 701 of the Securities Act of 1933, as amended.

~~“ Family Controlled Entity” shall mean (i) any not-for-profit corporation if more than 50% of its board of directors is composed of Redstone Family Members; (ii) any other corporation if more than 50% of the value of its outstanding equity is owned by Redstone Family Members; (iii) any partnership if more than 50% of the value of its partnership interests is owned by Redstone Family Members; and (iv) any limited liability or similar company if more than 50% of the value of the company is owned by Redstone Family Members.~~

~~“Family Controlled Trust” shall mean certain trusts existing on the Third Amendment Effective Date and any other trusts the primary beneficiaries of which are Redstone Family Members, spouses of Redstone Family Members and/or charitable organizations, provided that if the trust is a wholly charitable trust, more than 50% of the trustees of such trust consist of Redstone Family Members.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Fees” shall mean the Commitment Fees, the Administrative Agent’s Fees, the Issuing Lender Fees and the LC Fees.

“Financial Covenant” shall mean the financial covenant contained in Section 5.7.

“Financial Letter of Credit” shall mean any Letter of Credit that, as determined by the Administrative Agent acting in good faith, (a) supports a financial obligation and (b) qualifies for the 100% credit conversion factor under the applicable Bank for International Settlements guidelines.

“Financial Officer” of any corporation shall mean its Chief Financial Officer, its Treasurer, or its Chief Accounting Officer or, in each case, any comparable officer or any Person designated by any such officer.

“Fitch” shall mean Fitch Ratings Inc. or any successor thereto.

“Foreign Currency” shall mean any currency (including, without limitation, any Multi-Currency, but excluding Dollars) which is readily transferable and readily convertible by the relevant Lender or Issuing Lender, as the case may be, into Dollars in the London interbank market.

“Foreign Exchange Rate” shall mean, with respect to any Foreign Currency on a particular date, the rate at which such Foreign Currency may be exchanged into Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomas Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon by the Administrative Agent and New Paramount, or in the absence of such agreement, such “Foreign Exchange Rate” with respect to such Foreign Currency shall be determined by reference to an established third party source reasonably selected by the Administrative Agent.

“ Fourth Amendment” shall mean the Amendment No. 4 to Amended and Restated Credit Agreement, dated as of August 1, 2024.

“ Fourth Amendment Effective Date” shall mean the “Amendment No. 4 Effective Date” as defined in the Fourth Amendment.

“GAAP” shall mean generally accepted accounting principles.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Bank” shall have the meaning specified in Section 9.4(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Indebtedness” of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of any Borrower, the obligations of such Borrower for borrowed money under this Agreement), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iv) all obligations of such Person as lessee under Capital Lease Obligations, (v) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation; provided that Indebtedness of New Paramount and its Subsidiaries shall not include obligations in existence on the date hereof in respect of Indebtedness of Discontinued Operations or guarantees of Indebtedness that are identified on Schedule 1.1(a) hereto, and (vii) all obligations of such Person as issuer, customer or account party under letters of credit or bankers’ acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness; provided, however, that in each of the foregoing clauses (i) through (vii), Indebtedness shall not include (i) obligations (other than under this Agreement) specifically with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights, (ii) the net change in the carrying value of Indebtedness relating to fair value hedges in accordance with ASC 815 or (iii) financings by way of sales or transfers of receivables or inventory, which will be accounted for as indebtedness in accordance with ASC 860 and ASC 810.

“Indemnified Person” shall have the meaning assigned to such term in Section 9.5(c).

~~“Index Debt” shall mean senior, unsecured, non-credit enhanced long-term indebtedness for borrowed money issued by Paramount.~~

“Interest Payment Date” shall mean (a) with respect to any Term Benchmark Loan or Absolute Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Term Benchmark Loan with an Interest Period of more than three months’ duration or an Absolute Rate Loan with an Interest Period of more than 90 days’ duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months’ duration or 90 days’ duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of any Term Benchmark Revolving Credit Loan to an ABR Loan, the date of repayment or prepayment of any Term Benchmark Loan and the applicable Maturity Date, (b) with respect to any ABR Loan (other than an ABR Swingline Loan which is not an Unrefunded Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (c) with respect to any ABR Swingline Loan (other than an Unrefunded Swingline Loan), the earlier of (i) the day that is five Business Days after such Loan is made and (ii) the applicable Revolving Credit Maturity Date, (d) with respect to any Quoted Swingline Loan, the date established as such by the relevant Swingline Borrower and the relevant Swingline Lender prior to the making thereof (but in any event no later than the Revolving Credit Maturity Date with respect to the 2027 Commitments) and (e) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the applicable Revolving Credit Maturity Date.

“Interest Period” shall mean (a) as to any Term Benchmark Loan, the period commencing on the borrowing date or conversion date of such Loan, or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day)

in the calendar month that is 1, 3 or 6 months thereafter, as the relevant Borrower may elect, and (b) as to any Absolute Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bids in which the offer to make such Absolute Rate Loan was extended; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Term Benchmark Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) notwithstanding anything to the contrary herein, no Borrower may select an Interest Period which would end after the Maturity Date applicable to the relevant Loan. Interest shall accrue from and including that first day of an Interest Period to but excluding the last day of such Interest Period.

“Issuing Lender” shall mean any Lender designated as an Issuing Lender in an Issuing Lender Agreement executed by such Lender, New Paramount or Paramount and the Administrative Agent; provided, that the Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by any of its Lender Affiliates (in which case the term “Issuing Lender” shall include such Lender Affiliate with respect to Letters of Credit issued by such Lender Affiliate); provided further, with respect to any Designated Letter of Credit, the term “Issuing Lender” shall include the Lender or Lender Affiliate of such Lender which issued such Designated Letter of Credit.

“Issuing Lender Agreement” shall mean an agreement, substantially in the form of Exhibit F, executed by a Lender, New Paramount and the Administrative Agent pursuant to which such Lender agrees to become an Issuing Lender hereunder.

“Issuing Lender Fees” shall mean, as to any Issuing Lender, the fees set forth in the applicable Issuing Lender Agreement.

“Joint Bookrunners” shall mean JPMorgan Chase, Citibank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC.

“Joint Lead Arrangers” shall mean JPMorgan Chase, Citibank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC.

“JPMorgan Chase” shall have the meaning assigned to such term in the preamble to this Agreement.

“LC Disbursement” shall mean any payment or disbursement made by an Issuing Lender under or pursuant to a Letter of Credit.

“LC Exposure” shall mean, as to each Lender, such Lender’s Revolving Credit Percentage of the Aggregate LC Exposure.

“LC Fee” shall have the meaning assigned to such term in Section 2.9(b).

“Lender Affiliate” shall mean, (a) with respect to any Lender, (i) an affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

“Lender-Related Person” shall have the meaning assigned to such term in Section 9.5(b).

“Lenders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Letters of Credit” shall mean letters of credit or bank guarantees issued by an Issuing Lender for the account of New Paramount or any Subsidiary Borrower pursuant to Section 2.7 (including any Designated Letters of Credit).

“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

“LLC” shall mean any limited liability company organized or formed under the laws of any state of the United States.

“LLC Division” shall mean the statutory division of any LLC into two or more LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any comparable provision of the limited liability company law of any other state of the United States.

“Loan” shall mean any loan made by a Lender hereunder.

“Loan Documents” shall mean this Agreement and the Administrative Agent Fee Letter.

“Margin” shall mean, as to any Term Benchmark Competitive Loan or RFR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal rounded to no more than four places) to be added to or subtracted from the Relevant Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

“Material Acquisition” shall mean any acquisition of Property or series of related acquisitions of Property (including by way of merger) which (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by New Paramount and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash consideration consisting of notes or other debt securities and valued at fair market value in the case of other non-cash consideration) in excess of $100,000,000.

“Material Adverse Effect” shall mean (a) a material adverse effect on the Property, business, results of operations or financial condition of New Paramount and its Subsidiaries taken as a whole or (b) a material impairment of the ability of New Paramount to perform any of its obligations under this Agreement, excluding any effects which may result from non- cash charges arising from ASC 350, ASC 360 and/or ASC 718, as applicable, issued by the Financial Accounting Standards Board.

“Material Disposition” shall mean any Disposition of Property or series of related Dispositions of Property which yields gross proceeds to New Paramount or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000,000.

“Material Subsidiary” shall mean any “significant subsidiary” of New Paramount as defined in Regulation S-X of the SEC; provided, that each Subsidiary Borrower shall in any event constitute a Material Subsidiary.

“Maturity Date” shall mean (a) in the case of the Revolving Credit Loans and the ABR Swingline Loans, the applicable Revolving Credit Maturity Date, (b) in the case of the Quoted Swingline Loans, the date established as such by the relevant Swingline Borrower and the relevant Swingline Lender prior to the making thereof (but in any event no later than the Revolving Credit Maturity Date with respect to the 2027 Commitments) and (c) in the case of Competitive Loans, the last day of the Interest Period applicable thereto, as specified in the related Competitive Bid Request.

“MNPI” means material information concerning New Paramount and its Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multi-Currency” shall mean Euros, Sterling and Yen.

“Multi-Currency Revolving Loans” shall mean each Revolving Credit Loan denominated in any Multi-Currency.

“Multi-Currency Sublimit” shall mean with respect to (i) Euros, $500,000,000, (ii) Sterling, $500,000,000, and (iii) Yen, $300,000,000, as the sublimit may be decreased from time to time in accordance with Section 2.13.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by New Paramount or any ERISA Affiliate of New Paramount and which is covered by Title IV of ERISA.

“ NewCo” shall have the meaning assigned to such term in Section 5.4(c).

“New Lender” shall have the meaning assigned to such term in Section 2.13(f).

“New Lender Supplement” shall have the meaning assigned to such term in Section 2.13(f).

“ New Paramount” shall mean New Pluto Global, Inc., a Delaware corporation.

“New Paramount Obligations” shall mean, with respect to New Paramount, the unpaid principal of and interest on the Loans made to New Paramount (including, without limitation, interest accruing after the maturity of the Loans made to New Paramount and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to New Paramount, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of New Paramount to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.21(b).

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.26(a).

“Non-Financial Letter of Credit” shall mean any Letter of Credit that is not a Financial Letter of Credit.

“Non-U.S. Person” shall have the meaning assigned to such term in Section 2.20(f).

“Notes ” shall mean the Existing Notes or, upon written notice by New Paramount to the Administrative Agent, any other similar long-term indebtedness for borrowed money issued by Paramount and/or New Paramount from time to time as specified in such notice that renews, extends, refinances, replaces or otherwise modifies all or any portion of the Existing Notes.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such date and (b) the Overnight Bank Funding Rate in effect on such date (or, if such day is not a Business Day, the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing reasonably selected by it; provided further that if the NYFRB Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Revolving Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s LC Exposure at such time and (c) such Lender’s ABR Swingline Exposure at such time.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided that if the Overnight Bank Funding Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Paramount” shall have the meaning assigned to such term in the preamble to this Agreement.

“ Parent Guarantor” shall mean each of New Paramount and Paramount.

“Participant Register” shall have the meaning assigned to such term in Section 9.4(f).

“Patriot Act” shall have the meaning assigned to such term in Section 9.18.

“Payment” shall have the meaning assigned to such term in Article VII.

“Payment Notice” shall have the meaning assigned to such term in Article VII.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Permitted Entity” shall mean, with respect to a Person: (a) a Permitted Trust solely for the benefit of (i) such Person, (ii) one or more Family Members of such Person, and/or (iii) any other Permitted Entity of such Person; (b) any Affiliate of, or general partnership, limited partnership, limited liability company, corporation, or other entity that (i) directly or indirectly controls, is controlled by, or is under common control with such Person, and/or (ii) is directly or indirectly exclusively owned by one or more Family Members of such Person; (c) a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Sponsor, (i) during the lifetime of the natural person grantor of such trust, or (ii) following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust; and (d) the personal representative of the estate of such Person upon the death of such Person solely to the extent the executor is acting in the capacity as a personal representative of such estate.

“ Permitted Holders” shall mean any of the following:

(a) any Sponsor; and

(b) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a) above are members; provided that (i) without giving effect to the existence of such group or any other group, the Persons described in clause (a) above, collectively, beneficially own at least 50% of New Paramount’s Voting Capital Stock and (ii) to the extent that beneficial ownership of Voting Capital Stock of any member of such group is attributed to one or more other members of such group, each such member of the group that is by attribution deemed to be the Beneficial Owner of such additional Voting Capital Stock shall also be deemed to be a Permitted Holder.

“Permitted Trust” shall mean a bona fide trust where each trustee is a Sponsor or a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, and bank trust departments.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of New Paramount or any ERISA Affiliate.

“Platform” shall have the meaning assigned to such term in Section 9.20(b).

“Prime Rate” shall have the meaning assigned to such term in the definition of “Alternate Base Rate”.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualifying Acquisition” shall mean any Material Acquisition or any other acquisition permitted hereunder that, on a pro forma basis, would result in an increase in the Consolidated Total Leverage Ratio.

“Quotation Day” shall mean with respect to any currency for any Interest Period, the day two Business Days prior to the first day of such Interest Period.

“Quoted Swingline Loans” shall have the meaning assigned to such term in Section 2.6(a).

“Quoted Swingline Rate” shall have the meaning assigned to such term in Section 2.6(a).

“Rating Agencies” shall mean S&P, Moody’s and Fitch.

“~~Redstone Family Members~~RedBird” shall mean ~~the following persons: (i) the estate of Mr. Sumner Redstone; (ii) each descendant of Mr. Redstone or former spouse of Mr. Redstone and their respective estates, guardians, conservators or committees; (iii) any former spouse of Mr. Redstone; (iv) each Family Controlled Entity; and (v) the trustees, in their respective capacities as such, of each Family Controlled Trust~~, collectively, (i) RB Tentpole LP (so long as RB Tentpole

LP is managed or controlled by Affiliates of RedBird Capital Partners Management LLC), (ii) any Affiliates of RedBird Capital Partners Management LLC (including any investment vehicle managed and controlled by RedBird Capital Partners Management LLC) and (iii) any Permitted Entity of a Person identified in clause (i) or (ii).

“Register” shall have the meaning assigned to such term in Section 9.4(d).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Rate” shall mean (a) with respect to any Competitive Loan denominated in Dollars, the Term SOFR Rate, (b) with respect to any Competitive Loan denominated in Euros, the EURIBOR Rate, (c) with respect to any Competitive Loan denominated in Yen, the TIBOR Rate, (d) with respect to any Competitive Loan denominated in Sterling, Daily Simple RFR and (e) with respect to any Competitive Loan denominated in any other Foreign Currency, the rate mutually agreed by the applicable Lender and the Borrower.

“Required Lenders” shall mean, at any time, Lenders whose respective Total Facility Percentages aggregate more than 50%, subject to the provisions of Section 2.24 with respect to any Defaulting Lender.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement (or, in the case of matters relating to ERISA, any officer responsible for the administration of the pension funds of such corporation).

“Reuters” shall mean, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Credit Borrowing Request” shall mean a request made pursuant to Section 2.4 in the form of Exhibit B-4.

“Revolving Credit Loans” shall mean the revolving loans made by the Lenders to any Borrower pursuant to Section 2.4. Each Revolving Credit Loan shall be a Term Benchmark Loan, a RFR Loan or an ABR Loan.

“Revolving Credit Maturity Date” shall mean (i) with respect to the 2025 Commitments, January 23, 2025, and (ii) with respect to the 2027 Commitments, January 23, 2027, in each case as such date may be extended pursuant to Section 2.26.

“Revolving Credit Percentage” of any Lender at any time shall mean the percentage of the aggregate Commitments (or, following any termination of all the Commitments, the Commitments most recently in effect) represented by such Lender’s Commitment (or, following any such termination, the Commitment of such Lender most recently in effect); provided that, for the purposes of calculating the Revolving Credit Percentages only, the term “Commitment” shall not include any commitment of a Lender to make ABR Swingline Loans or to issue Letters of Credit.

“RFR” shall mean, for any RFR Loan denominated in Sterling, SONIA.

“RFR Administrator” shall mean the SONIA Administrator.

“RFR Business Day” shall mean, for any RFR Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Competitive Loan” shall mean any Competitive Loan which is a RFR Loan.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” shall mean any Loan bearing interest at a rate determined by reference to Daily Simple RFR.

“RFR Revolving Credit Loan” shall mean any Revolving Credit Loan which is a RFR Loan. A RFR Revolving Credit Loan shall be a Multi-Currency Revolving Loan.

“S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“S&S Business” shall mean the publishing business of Paramount, which was previously reported in Paramount’s financial statements as the “Publishing” segment.

“Sanctioned Person” shall mean for any period during the term of this Agreement, any Person named and existing during such period on (a) OFAC’s List of Specially Designated Nationals and Blocked Persons or any entity that is 50% or more owned by such Person or Persons, (b) the Sanctioned Entities List maintained by the U.S. Department of State, or (c) any similar list maintained by any applicable European Union, United Nations or United Kingdom sanctions authority.

“Sanctions” shall mean economic sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or similar economic sanctions imposed, administered or enforced by (i) the U.S. Department of State pursuant to the International Emergency Economic Powers Act, Trading with the Enemy Act, United Nations Participation Act, Foreign Narcotics Kingpin Designation Act, Comprehensive Iran Sanctions, Accountability, and Divestment Act, Iran Threat Reduction and Syria Human Rights Act and related executive orders and regulations, (ii) the United Nations Security Council, (iii) the European Union or (iv) His Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” shall have the meaning specified in Section 9.4(i).

“Specified Currency Availability” shall mean the Multi-Currency Sublimit with respect to the relevant Multi-Currency less the Dollar equivalent of the aggregate principal amount of all Multi-Currency Revolving Loans denominated in such Multi-Currency outstanding on the date of borrowing.

“ Sponsors” shall mean, collectively, (i) Ellison, (ii) RedBird and (iii) any direct and indirect investors of the Persons identified in clauses (i) or (ii) through any permitted equity syndication process consummated prior to the Amendments Operative Date.

“Spot Rate” shall mean, at any date, the Administrative Agent’s or applicable Lender’s, as the case may be (or, for purposes of determinations in respect of the Aggregate LC Exposure related to Letters of Credit issued in a Foreign Currency, the Issuing Lender’s or Issuing Lenders’, as the case may be), spot buying rate for the relevant Foreign Currency against Dollars as of approximately 11:00 a.m. (London time) on such date for settlement on the second Business Day.

“Sterling” or “£” shall mean British Pounds Sterling, the lawful currency of the United Kingdom on the Effective Date.

“Subsidiary” shall mean, for any Person (the “Parent”), any corporation, partnership or other entity of which shares of Voting Capital Stock sufficient to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its Subsidiaries or by the Parent and one or more of its Subsidiaries. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of New Paramount.

“Subsidiary Borrower” shall mean ~~any~~(a) Paramount, and (b) any other Subsidiary of New Paramount (~~a~~i) which is designated as a Subsidiary Borrower by New Paramount in accordance with Section 2.25, (~~b~~ii) which has delivered to the Administrative Agent a Subsidiary Borrower Request and (~~c~~iii ) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 9.17.

“Subsidiary Borrower Designation” shall mean a designation, substantially in the form of Exhibit B-7, which may be delivered by New Paramount and approved by New Paramount and shall be accompanied by a Subsidiary Borrower Request.

“Subsidiary Borrower Obligations” shall mean, with respect to each Subsidiary Borrower, the unpaid principal of and interest on the Loans made to such Subsidiary Borrower (including, without limitation, interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of such Subsidiary Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement.

“Subsidiary Borrower Request” shall mean a request, substantially in the form of Exhibit B-8, which is received by the Administrative Agent in connection with a Subsidiary Borrower Designation.

“Swingline Borrower” shall mean, collectively, New Paramount, Paramount and any other Subsidiary Borrower designated as a “Swingline Borrower” by New Paramount in a written notice to the Administrative Agent; provided, that, unless otherwise agreed by the Administrative Agent, no more than one Subsidiary Borrower may be a Swingline Borrower at any one time. Only a Subsidiary Borrower which is a U.S. Person may be a Swingline Borrower.

“Swingline Commitment” shall mean, (i) with respect to any Swingline Lender, the Commitment of such Lender to make ABR Swingline Loans pursuant to Section 2.6, as designated in accordance with Section 2.6(g) and as set forth on Schedule 1.1 or in the agreement pursuant to which such Lender is designated as, and agrees to become, a Swingline Lender, and (ii) in the aggregate, $300,000,000.

“Swingline Lender” shall mean (i) JPMorgan Chase and (ii) any other Lender designated from time to time by Paramount or New Paramount, as applicable, and approved by such Lender, as a “Swingline Lender” pursuant to Section 2.6(g).

“Swingline Loans” shall mean the collective reference to the ABR Swingline Loans and the Quoted Swingline Loans.

“Swingline Percentage” of any Swingline Lender at any time shall mean the percentage of the aggregate Swingline Commitments represented by such Swingline Lender’s Swingline Commitment.

“Syndication Agents” shall have the meaning assigned to such term in the preamble hereto.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent, after consultation with the Borrower, to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall have the meaning assigned to such term in Section 2.20(a).

“Term Benchmark Competitive Loan” shall mean any Competitive Loan which is a Term Benchmark Loan.

“Term Benchmark Loan” shall mean any Loan bearing interest at a rate determined by reference to the Term SOFR Rate, the EURIBOR Rate or the TIBOR Rate.

“Term Benchmark Revolving Credit Loan” shall mean any Revolving Credit Loan which is a Term Benchmark Loan. Subject to the limitations contained herein, a Term Benchmark Revolving Credit Loan may be a Multi-Currency Revolving Loan.

“Term Benchmark Tranche” shall mean the collective reference to Term Benchmark Loans denominated in the same currency made by the Lenders, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term Benchmark Loans shall originally have been made on the same day).

“Term SOFR Determination Day” shall have the meaning assigned to such term under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Transition Event with respect to the Term

SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall have the meaning assigned to such term in Section 1.2(c).

“Third Amendment” shall mean the Amendment No. 3 and Extension Agreement, dated as of March 3, 2023, to this Agreement.

“Third Amendment Effective Date” shall mean the “Amendment No. 3 Effective Date” as defined in the Third Amendment.

“TIBOR Interpolated Rate” shall mean, at any time, with respect to any Term Benchmark Loan denominated in Yen and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the TIBOR Screen Rate) which results from interpolating on a linear basis between: (a) the TIBOR Screen Rate for the longest period (for which the TIBOR Screen Rate is available for Yen) that is shorter than the Impacted TIBOR Rate Interest Period; and (b) the TIBOR Screen Rate for the shortest period (for which the TIBOR Screen Rate is available for Yen) that exceeds the Impacted TIBOR Rate Interest Period, in each case, at such time; provided that, if any TIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“TIBOR Rate” shall mean, with respect to any Term Benchmark Loan denominated in Yen and for any Interest Period, the TIBOR Screen Rate at approximately 11:00 a.m., Japan time, two Business Days prior to the commencement of such Interest Period; provided that, if the TIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIBOR Rate Interest Period”) with respect to Yen then the TIBOR Rate shall be the TIBOR Interpolated Rate.

“TIBOR Screen Rate” shall mean the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent after consultation with the Borrower) as of 11:00 a.m. Japan time two Business Days prior to the commencement of such Interest Period. If the TIBOR Screen Rate shall be less than 0.00%, the TIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Total Commitment” shall mean at any time the aggregate amount of the Commitments in effect at such time.

“Total Facility Exposure” shall mean at any time the aggregate amount of the Facility Exposures at such time.

“Total Facility Percentage” shall mean, as to any Lender at any time, the quotient (expressed as a percentage) of (a) such Lender’s Commitment (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Commitments have terminated, such Lender’s Facility Exposure) and (b) the aggregate of all Lenders’ Commitments (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Commitments have terminated, the Total Facility Exposure).

“Total Multi-Currency Sublimit” shall mean $1,000,000,000, as such sublimit may be decreased from time to time in accordance with Section 2.13.

“Total Specified Currency Availability” shall mean with respect to Multi- Currency Revolving Loans, $1,000,000,000 (as decreased from time to time pursuant to Section 2.13) less the Dollar equivalent of the aggregate principal amount of all Multi-Currency Revolving Loans then outstanding.

“Transferee” shall mean any assignee or participant described in Section 9.4(b) or (f).

“Type” when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, “Rate” shall mean the Term SOFR Rate, the EURIBOR Rate or the TIBOR Rate, the Alternate Base Rate, a RFR Rate, the Quoted Swingline Rate and the rate paid on Absolute Rate Loans.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrefunded Swingline Loans” shall have the meaning assigned to such term in Section 2.6(d).

“Unrestricted Cash” shall mean unrestricted cash and cash equivalents held or owned by, credited to the account of, or otherwise reflected as an asset on the balance sheet of, New Paramount and its Consolidated Subsidiaries.

“U.S.” or “United States” means the United States of America, its fifty states and the District of Columbia.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean a citizen, national or resident of the United States of America, or an entity organized in or under the laws of the United States of America.

“Viacom” shall have the meaning assigned to such term in the preamble to this Agreement.

“Voting Capital Stock” shall mean securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

“Wholly Owned Subsidiary” shall mean any Subsidiary of which all shares of Voting Capital Stock (other than, in the case of a corporation, directors’ qualifying shares) are owned directly or indirectly by the Parent (as defined in the definition of “Subsidiary”).

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write- down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” or “¥” shall mean the lawful currency of Japan.

Section 1.2 Terms Generally. (a)The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall, except where the context otherwise requires, be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

(b) Except as otherwise expressly provided herein, all terms of an accounting nature shall be construed in accordance with GAAP in effect from time to time. The parties hereto agree, however, that in the event that any change in accounting principles from those used in the preparation of New Paramount’s financial statements referred to in Section 3.2 is, after the Effective Date, occasioned by the promulgation of rules, regulations, pronouncements, opinions and statements by or required by the Financial Accounting Standards Board or Accounting Principles Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of the Financial Covenant or any standard or term contained in this Agreement, the Administrative Agent and New Paramount shall negotiate in good faith to amend such Financial Covenant, standards or terms found in this Agreement (other than in respect of financial statements to be delivered hereunder) so that, upon adoption of such changes, the criteria for evaluation of New Paramount’s and its Subsidiaries’ financial condition shall be the same after such change as if such change had not been made; provided, however, that (i) any such amendments shall not become effective for purposes of this Agreement unless approved by the Required Lenders and (ii) if New Paramount and the Required Lenders cannot agree on such an amendment, then the calculations under such Financial Covenant, standards or terms shall continue to be computed without giving effect to such change in accounting principles. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under ASC 825, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) any net change in the carrying value of Indebtedness relating to fair value hedges in accordance with ASC 815 and (iii) any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accountings Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842).

(c) For the purposes of calculating Consolidated EBITDA for any period (a “Test Period”), (i) if during such Test Period New Paramount or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property which is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period; (ii) if during such Test Period New Paramount or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto (including to give effect to any adjustments to Consolidated EBITDA as set forth in the definition thereto as a result of the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; and (iii) if during such Test Period any Person that subsequently became a Subsidiary or was merged with or into New Paramount or any Subsidiary since the beginning of such Test Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or (ii) above if made by New Paramount or a Subsidiary during such Test Period, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period. For the purposes of this paragraph, whenever pro forma effect is to be given to a Material Disposition or Material Acquisition, the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a Financial Officer of New Paramount. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Test Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months).

(d) For the purposes of the Financial Covenant, (i) the Discontinued Operations shall be disregarded and (ii) the businesses classified as Discontinued Operations shall be limited to those businesses treated as such in the financial statements of New Paramount referred to in the definition of “Discontinued Operations” and the accounting treatment of Discontinued Operations shall be consistent with the accounting treatment thereof in such financial statements.

Section 1.3 Currency Equivalents. For purposes of determining the Facility Exposures and the Outstanding Revolving Extensions of Credit, amounts of Loans and Letters of Credit denominated in currencies other than Dollars will be converted to Dollar amounts as provided in Section 2.22.

Section 1.4 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to New Paramount. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to New Paramount, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDITS

Section 2.1 Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Credit Loans to New Paramount or any Subsidiary Borrower, at any time and from time to time on and after the Effective Date and until the earlier of (a) the Business Day immediately preceding the Revolving Credit Maturity Date with respect to the 2027 Commitments and (b) the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender’s Commitment. Each Borrower may borrow, prepay and reborrow Revolving Credit Loans on and after the Effective Date and prior to the Revolving Credit Maturity Date with respect to the 2027 Commitments, subject to the terms, conditions and limitations set forth herein. Notwithstanding any other provision contained in this Agreement, no extension of credit shall be required to be made by any Lender hereunder to any Subsidiary Borrower organized in a non-US jurisdiction if it would be unlawful for any such Lender to extend such credit to such Subsidiary Borrower. Each Lender agrees to promptly notify the Administrative Agent and New Paramount upon becoming aware that the making of an extension of credit to any such Subsidiary Borrower would be unlawful.

Section 2.2 Revolving Credit Loans; Competitive Loans. (a) Each Revolving Credit Loan shall be made to the relevant Borrower by the Lenders ratably in accordance with their respective Commitments, in accordance with the procedures set forth in Section 2.4. Each Competitive Loan shall be made to the relevant Borrower by the Lender whose Competitive Bid therefor is accepted, and in the amount so accepted, in accordance with the procedures set forth in Section 2.3. The Revolving Credit Loans or Competitive Loans shall be made in amounts equal to (i) in the case of Competitive Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) in the case of Term Benchmark Revolving Credit Loans and RFR Revolving Credit Loans, the applicable Borrowing Minimum or an integral multiple of the applicable Borrowing Multiple in excess thereof and (iii) in the case of ABR Revolving Credit Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or (A) in the case of Revolving Credit Loans, an aggregate principal amount equal to the remaining balance of the available Total Commitment or, if less, (B) with respect to Multi-Currency Revolving Loans, the lesser of (1) the Specified Currency Availability with respect to such currency and (2) the Total Specified Currency Availability).

(b) Each Lender shall make each Loan (other than a Swingline Loan, as to which this Section 2.2 shall not apply, and a Multi- Currency Revolving Loan) to be made by it on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time (or, in connection with an ABR Loan to be made on the same day on which a notice is submitted, 12:30 p.m., New York City time) and the Administrative Agent shall promptly but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the relevant Borrower with the Administrative Agent. Each Lender shall make each Multi-Currency Revolving Loan to be made by it on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent at its offices at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd, NCC5, Newark, DE, 19713-2107, Floor 01, not later than in the case of any Multi-Currency Revolving Loan denominated in Euros, Sterling or Yen, 12:00 noon, New York City time, and the Administrative Agent shall promptly but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the relevant Borrower with the Administrative Agent.

Section 2.3 Competitive Bid Procedure. (a) In order to request Competitive Bids, the relevant Borrower shall hand deliver, facsimile or electronically mail to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit B-1, to be received by the Administrative Agent (i) in the case of a Term Benchmark Competitive Loan in Dollars, not later than 10:00 a.m., New York City time, four U.S. Government Securities Business Days before a proposed Competitive Loan, (ii) in the case of a Term Benchmark Competitive Loan or RFR Competitive Loan in a Foreign Currency, not later than 10:00 a.m., New York City time, five Business Days before a proposed Competitive Loan, (iii) in the case of an Absolute Rate Loan in Dollars, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Loan and (iv) in the case of an Absolute Rate Loan in a Foreign Currency, not later than 10:00 a.m., New York City time, three Business Day before a proposed Competitive Loan. A Competitive Bid Request (A) that does not conform substantially to the format of Exhibit B-1 may be rejected in the Administrative Agent’s discretion (exercised in good faith), and (B) for a Competitive Loan denominated in a Foreign Currency will be rejected by the Administrative Agent if, after giving effect thereto, the Dollar equivalent of the aggregate face amount of all Competitive Loans denominated in Foreign Currencies then outstanding would exceed $150,000,000, as determined by the Administrative Agent, and, in each case, the Administrative Agent shall promptly notify the relevant Borrower of such rejection by telephone, confirmed by facsimile or electronic mail. Such request shall in each case refer to this Agreement and specify (w) whether the Competitive Loan then being requested is to be a Term Benchmark Competitive Loan, a RFR Competitive Loan or an Absolute Rate Loan, (x) the currency, (y) the date of such Loan (which shall be a Business Day) and the aggregate principal amount thereof which shall be in an aggregate amount that is (i) in the case of Competitive Loan denominated in Dollars, not less than $5,000,000, (ii) in the case of Competitive Loan denominated in Multi-Currency, not less than the applicable Borrowing Minimum and (iii) in the case of any Competitive Loan, an integral multiple of the applicable Borrowing Multiple and (z) if applicable, the Interest Period with respect thereto (which may not end after the Revolving Credit Maturity Date with respect to the 2027 Commitments). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid (and in any event by 5:00 p.m., New York City time, on the date of such receipt if such receipt occurs by the time specified in the first sentence of this paragraph), the Administrative Agent shall invite by facsimile or electronic mail (in the form set forth in Exhibit B-2) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

(b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the relevant Borrower responsive to a Competitive Bid Request. Each Competitive Bid must be received by the Administrative Agent by facsimile or electronic mail, in the form of Exhibit B-3, (i) in the case of a Term Benchmark Competitive Loan in Dollars, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Loan, (ii) in the case of a Term Benchmark Competitive Loan or RFR Competitive Loan in a Foreign Currency, not later than 9:30 a.m., New York City time, four Business Days before a proposed Competitive Loan (or, in the case of an RFR Competitive Loan denominated in Sterling, five Business Days before such proposed Competitive Loan), (iii) in the case of an Absolute Rate Loan in Dollars, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Loan, and (iv) in the case of an Absolute Rate Loan in a Foreign Currency, not later than 9:30 a.m., New York City time, two Business Days before a proposed Competitive Loan. Multiple Competitive Bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit B-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the relevant Borrower, and the Administrative Agent shall notify the Lender making such nonconforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount in the relevant currency (which shall be in a minimum principal amount of the equivalent of $5,000,000 and, in the case of a Competitive Bid for a Competitive Loan in Dollars, in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the relevant Borrower) of the Competitive Loan or Loans that the applicable Lender is willing to make to the relevant Borrower, (y) the Competitive Bid Rate or Rates at which such Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted pursuant to this paragraph (b) shall be irrevocable (subject to the satisfaction of the conditions to borrowing set forth in Article IV).

(c) The Administrative Agent shall promptly (and in any event by 10:15 a.m., New York City time, on the date on which such Competitive Bids shall have been made) notify the relevant Borrower by facsimile or electronic mail of all the Competitive Bids made, the Competitive Bid Rate and the principal amount in the relevant currency of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each Competitive Bid. The Administrative Agent shall send a copy of all Competitive Bids to the relevant Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

(d) The relevant Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The relevant Borrower shall notify the Administrative Agent by telephone, confirmed by facsimile or electronic mail in such form as may be agreed upon by such Borrower and the Administrative Agent, whether and to what extent it has decided to accept or reject any of or all the Competitive Bids referred to in paragraph (c) above, (i) in the case of a Term Benchmark Competitive Loan in Dollars, not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Loan, (ii) in the case of a Term Benchmark Competitive Loan or RFR Competitive Loan in a Foreign Currency, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Loan (or, in the case of an RFR Competitive Loan denominated in Sterling, five Business Days before such proposed Competitive Loan), (iii) in the case of an Absolute Rate Loan in Dollars, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Loan, and (iv) in the case of an Absolute Rate Loan in a Foreign Currency, not later than 11:00 a.m., New York City time, on the Business Day before a proposed Competitive Loan; provided, however, that (A) the failure by such Borrower to give such notice shall be deemed to be a rejection of all the Competitive Bids referred to in paragraph (c) above, (B) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request (but may be less than that requested), (D) if such Borrower shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted by it to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (E) except pursuant to clause (D) above no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of the equivalent of $5,000,000 and, in the case of a Competitive Bid for a Competitive Loan in Dollars, an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than the equivalent of $5,000,000 because of the provisions of clause (D) above, such Competitive Loan may be for a minimum of, in the case of a Competitive Bid for a Competitive Loan in Dollars, $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (D) above the amounts shall be rounded to integral multiples of the equivalent of $1,000,000 (or, in the case of a Competitive Bid for a Competitive

Loan in a Foreign Currency, a multiple selected by the Administrative Agent) in a manner which shall be in the discretion of such Borrower. A notice given by any Borrower pursuant to this paragraph (d) shall be irrevocable.

(e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by facsimile or electronic mail sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) On the date the Competitive Loan is to be made, each Lender participating therein shall (i) if such Competitive Loan is to be made in Dollars, make available its share of such Competitive Loan in Dollars not later than 2:00 p.m. New York City time, in immediately available funds, in New York to the Administrative Agent as notified by the Administrative Agent by two Business Days’ notice and (ii) if such Competitive Loan is to be made in a Foreign Currency, make available its share of such Competitive Loan in such Foreign Currency not later than 2:00 p.m. New York City time, in immediately available funds, in New York to the Administrative Agent as notified by the Administrative Agent by one Business Day’s notice.

(g) If the Lender which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the relevant Borrower at least one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.

(h) All notices required by this Section 2.3 shall be given in accordance with Section 9.1.

(i) No Borrower shall have the right to prepay any Competitive Loan without the consent of the Lender or Lenders making such Competitive Loan.

Section 2.4 Revolving Credit Borrowing Procedure. In order to request a Revolving Credit Loan, the relevant Borrower shall hand deliver, facsimile or electronically mail to the Administrative Agent a Revolving Credit Borrowing Request in the form of Exhibit B-4 (a) in the case of a Term Benchmark Revolving Credit Loan denominated in Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before a proposed borrowing, (b) in the case of a Multi-Currency Revolving Loan, 8:00 a.m., New York City time, three Business Days before a proposed borrowing (or, in the case of a Multi-Currency Revolving Loan denominated in Sterling, five Business Days) and (c) in the case of an ABR Revolving Credit Loan, not later than 11:00 a.m., New York City time, on the day of a proposed borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Revolving Credit Loan then being requested is to be a Term Benchmark Revolving Credit Loan, a RFR Revolving Credit Loan or an ABR Revolving Credit Loan, (ii) the date of such Revolving Credit Loan (which shall be a Business Day) and the amount thereof; (iii) in the case of a Term Benchmark Revolving Credit Loan, the Interest Period with respect thereto; and (iv) in the case of a Multi-Currency Revolving Loan, the currency in which such Loan shall be denominated. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.4 and of each Lender’s portion of the requested Loan.

Section 2.5 Repayment of Loans. Each Borrower shall repay all outstanding Revolving Credit Loans and ABR Swingline Loans made to it, in each case on the applicable Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith). Each Borrower shall repay Quoted Swingline Loans and Competitive Loans made to it, in each case on the Maturity Date applicable thereto. Each Loan shall bear interest from and including the date thereof on the outstanding principal balance thereof as set forth in Section 2.10. For the avoidance of doubt, subject to Article VIII, each Borrower’s obligations hereunder are and shall be the several obligations of such Borrower, and shall not be the joint and several obligations of the Borrowers.

Section 2.6 Swingline Loans. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Swingline Lender agrees, severally and not jointly, at any time and from time to time on and after the Effective Date and until the earlier of the Business Day immediately preceding the Revolving Credit Maturity Date with respect to the 2027 Commitments and the termination of the Swingline Commitment of such Swingline Lender, (i) to make available to any Swingline Borrower Swingline Loans (“Quoted Swingline Loans”) in Dollars on the basis of quoted interest rates (each, a “Quoted Swingline Rate”) furnished by such Swingline Lender from time to time in its discretion to such Swingline Borrower (through the Administrative Agent) and accepted by such Swingline Borrower in its discretion and (ii) to make Swingline Loans (“ABR Swingline Loans”) in Dollars to any Swingline Borrower bearing interest at a rate equal to the Alternate Base Rate plus the Applicable Margin in an aggregate principal amount (in the case of this clause (ii)) not to exceed such Swingline Lender’s Swingline Commitment; provided, that after giving effect to each Swingline Loan, (A) the Total Facility Exposure shall not exceed the Total Commitment then in effect and (B) the Outstanding Revolving Extensions of Credit of any Lender shall not exceed such Lender’s Commitment unless, in the case of a Swingline Lender, such Swingline Lender shall otherwise consent. The aggregate outstanding principal amount of the Quoted Swingline Loans of any Swingline Lender, when added to the aggregate outstanding principal amount of the ABR Swingline Loans of such Swingline Lender, may exceed such Swingline Lender’s Swingline Commitment; provided, that in no event shall the aggregate outstanding principal amount of the Swingline Loans exceed the aggregate Swingline Commitments then in effect. Each Quoted Swingline Loan shall be made only by the Swingline Lender furnishing the relevant Quoted Swingline Rate. Each ABR Swingline Loan shall be made by the Swingline Lenders ratably in accordance with their respective Swingline Percentages. The Swingline Loans shall be made in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Swingline Commitments). Each Swingline Lender shall make the portion of each Swingline Loan to be made by it available to any Swingline Borrower by means of a credit to the general deposit account of such Swingline Borrower with the Administrative Agent or a wire transfer, at the expense of such Swingline Borrower, to an account designated in writing by such Swingline Borrower, in each case by 3:30 p.m., New York City time, on the date such Swingline Loan is requested to be made pursuant to paragraph (b) below, in immediately available funds. Each Swingline Borrower may borrow, prepay and reborrow Swingline Loans on or after the Effective Date and prior to the Revolving Credit Maturity Date with respect to the 2027 Commitments (or such earlier date on which all of the Commitments shall terminate in accordance herewith) on the terms and subject to the conditions and limitations set forth herein.

(b) The relevant Swingline Borrower shall give the Administrative Agent telephonic, written, facsimile or electronic mail notice substantially in the form of Exhibit B-5 (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by facsimile or electronic mail) no later than 2:30 p.m., New York City time (or, in the case of a proposed Quoted Swingline Loan, 12:00 noon, New York City time), on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable (subject, in the case of Quoted Swingline Loans, to receipt by the relevant Swingline Borrower of Quoted Swingline Rates acceptable to it) and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent shall promptly advise the Swingline Lenders of any notice received from any Swingline Borrower pursuant to this paragraph (b). In the event that a Swingline Borrower accepts a Quoted Swingline Rate in respect of a proposed Quoted Swingline Loan, it shall notify the Administrative Agent (which shall in turn notify the relevant Swingline Lender) of such acceptance no later than 2:30 p.m., New York City time, on the relevant borrowing date.

(c) In the event that any ABR Swingline Loan shall be outstanding for more than five Business Days, the Administrative Agent shall, on behalf of the relevant Swingline Borrower (which hereby irrevocably directs and authorizes the Administrative Agent to act on its behalf), request each Lender, including the Swingline Lenders, to make an ABR Revolving Credit Loan in an amount equal to such Lender’s Revolving Credit Percentage of the principal amount of such ABR Swingline Loan. Unless an event described in Article VI, paragraph (f) or (g), has occurred and is continuing, each Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lenders at the office of the Administrative Agent prior to 12:00 noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the ABR Swingline Loans.

(d) A Swingline Lender that has made an ABR Swingline Loan to a Borrower may at any time and for any reason, so long as Revolving Credit Loans have not been made pursuant to Section 2.6(c) to repay such ABR Swingline Loan as required by said Section, by written notice given to the Administrative Agent not later than 12:00 noon New York City time on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of such unrefunded ABR Swingline Loans (the “Unrefunded Swingline Loans”), and each Lender severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such ABR Swingline Loan in an amount equal to the amount of the Revolving Credit Loan which otherwise would have been made by such Lender pursuant to Section 2.6(c), which purchase shall be funded by the time such Revolving Credit Loan would have been required to be made pursuant to Section 2.6(c). In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Lender shall immediately transfer to the Administrative Agent, for the account of such Swingline Lender, in immediately available funds, the amount of its participation. Any Lender holding a participation in an Unrefunded Swingline Loan may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the relevant Swingline Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Swingline Borrower in the amount of such participation.

(e) Whenever, at any time after any Swingline Lender has received from any Lender such Lender’s participating interest in an ABR Swingline Loan, such Swingline Lender receives any payment on account thereof, such Swingline Lender will promptly distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Lender will return to such Swingline Lender any portion thereof previously distributed by such Swingline Lender to it.

(f) Notwithstanding anything to the contrary in this Agreement, each Lender’s obligation to make the Revolving Credit Loans referred to in Section 2.6(c) and to purchase and fund participating interests pursuant to Section 2.6(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or any Swingline Borrower may have against any Swingline Lender, any Swingline Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default (other than an Event of Default described in Article VI, paragraph (f) or (g), in the case of each Lender’s obligation to make Revolving Credit Loans pursuant to Section 2.6(c)) or the failure to satisfy any of the conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of New Paramount or any of its Subsidiaries; (iv) any breach of this Agreement by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(g) Upon written, facsimile or electronic mail notice to the Swingline Lenders and to the Administrative Agent, New Paramount may at any time terminate, from time to time in part reduce, or from time to time (with the approval of the relevant Swingline Lender) increase, the Swingline Commitment of any Swingline Lender. At any time when there shall be fewer than ten Swingline Lenders, New Paramount may appoint from among the Lenders a new Swingline Lender, subject to the prior consent of such new Swingline Lender and prior notice to the Administrative Agent, so long as at no time shall there be more than ten Swingline Lenders. Notwithstanding anything to the contrary in this Agreement, (i) if any ABR Swingline Loans shall be outstanding at the time of any termination, reduction, increase or appointment pursuant to the preceding two sentences, the Swingline Borrowers shall on the date thereof prepay or borrow ABR Swingline Loans to the extent necessary to ensure that at all times the outstanding ABR Swingline Loans held by the Swingline Lenders shall be pro rata according to the respective Swingline Commitments of the Swingline Lenders and (ii) in no event may the aggregate Swingline Commitments exceed $300,000,000. On the date of any termination or reduction of the Swingline Commitments pursuant to this paragraph (g), the Swingline Borrowers shall pay or prepay so much of the Swingline Loans as shall be necessary in order that, after giving effect to such termination or reduction, (i) the aggregate outstanding principal amount of the ABR Swingline Loans of any Swingline Lender will not exceed the Swingline Commitment of such Swingline Lender and (ii) the aggregate outstanding principal amount of all Swingline Loans will not exceed the aggregate Swingline Commitments.

(h) Each Swingline Borrower may prepay any Swingline Loan in whole or in part at any time without premium or penalty; provided, that such Swingline Borrower shall have given the Administrative Agent written, facsimile or electronic mail notice (or telephone notice promptly confirmed in writing or by facsimile or electronic mail) of such prepayment not later than 10:30 a.m., New York City time, on the Business Day designated by such Swingline Borrower for such prepayment; and provided further, that each partial payment shall be in an amount that is an integral multiple of $1,000,000. Each notice of prepayment under this paragraph (h) shall specify the prepayment date and the principal amount of each Swingline Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit such Swingline Borrower to prepay such Swingline Loan (or portion thereof) in the amount stated therein on the date stated therein. All prepayments under this paragraph (h) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each payment of principal of or interest on ABR Swingline Loans shall be allocated, as between the Swingline Lenders, pro rata in accordance with their respective Swingline Percentages.

Section 2.7 Letters of Credit(a). (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Issuing Lender agrees, at any time and from time to time on or after the Effective Date until the earlier of (i) the fifth Business Day preceding the Revolving Credit Maturity Date with respect to the 2027 Commitments or the Revolving Credit Maturity Date for the Commitments of such Issuing Lender hereunder (as applicable) and (ii) the termination of the Commitments in accordance with the terms hereof, to issue and deliver or to extend the expiry of Letters of Credit for the account of any Borrower in an aggregate outstanding undrawn amount which does not exceed the maximum amount specified in the applicable Issuing Lender Agreement; provided, that (A) in no event shall the Aggregate LC Exposure exceed $750,000,000 at any time and (B) after giving effect to each issuance of a Letter of Credit, (1) the Total Facility Exposure shall not exceed the Total Commitment then in effect and (2) the Outstanding Revolving Extensions of Credit of any Lender shall not exceed such Lender’s Commitment unless, in the case of a Swingline Lender, such Swingline Lender shall otherwise consent. Each Letter of Credit (i) shall be in a form approved in writing by the applicable Borrower and the applicable Issuing Lender and (ii) shall permit drawings upon the presentation of such documents as shall be specified by such Borrower in the applicable notice delivered pursuant to paragraph (c) below. The Lenders agree that, subject to compliance with the conditions precedent set forth in Section 4.3, any letter of credit issued by an Issuing Lender may be designated as a Letter of Credit hereunder from time to time on or after the Effective Date pursuant to the procedures specified in the definition of “Designated Letters of Credit”. The letters of credit outstanding under the CBS Credit Agreement on the Effective Date shall be deemed to be Letters of Credit issued and outstanding under this Agreement for the account of the Borrower as of the Effective Date.

(b) Each Letter of Credit shall by its terms expire not later than the fifth Business Day preceding the Revolving Credit Maturity Date with respect to the 2027 Commitments or the Revolving Credit Maturity Date for the Commitments of the applicable Issuing Lender hereunder (as applicable). Any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in the preceding sentence). Each Letter of Credit shall by its terms provide for payment of drawings in Dollars or in a Foreign Currency; provided, that a Letter of Credit denominated in a Foreign Currency may not be issued if, after giving effect thereto, the Dollar equivalent (calculated on the basis of the applicable Foreign

Exchange Rate) of the aggregate face amount of all Letters of Credit denominated in Foreign Currencies then outstanding would exceed $150,000,000, as determined by the Administrative Agent acting in good faith.

(c) The applicable Borrower may submit requests for the issuance of Letters of Credit in a form reasonably acceptable to the applicable Issuing Lender and shall give the applicable Issuing Lender and the Administrative Agent written, facsimile or electronic mail notice not later than 10:00 a.m., New York City time, three Business Days (or such shorter period as shall be acceptable to such Issuing Lender) prior to any proposed issuance of a Letter of Credit. Each such notice shall refer to this Agreement and shall specify (i) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount of such Letter of Credit, (ii) the name and address of the beneficiary, (iii) whether such Letter of Credit is a Financial Letter of Credit or a Non-Financial Letter of Credit (subject to confirmation of such status by the Administrative Agent), (iv) whether such Letter of Credit shall permit a single drawing or multiple drawings, (v) the form of the documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof), (vi) the expiry date of such Letter of Credit (which shall conform to the provisions of paragraph (b) above) and (vii) if such Letter of Credit is to be in a Foreign Currency, the relevant Foreign Currency. The Administrative Agent shall give to each Lender prompt written, facsimile or electronic mail advice of the issuance of any Letter of Credit. Each determination by the Administrative Agent as to whether or not a Letter of Credit constitutes a Financial Letter of Credit shall be conclusive and binding upon the applicable Borrower and the Lenders. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(d) By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Lender or the Lenders in respect thereof, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Revolving Credit Percentage at the time of any drawing thereunder of the stated amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in each Designated Letter of Credit equal to such Lender’s Revolving Credit Percentage at the time of any drawing thereunder of the stated amount of such Designated Letter of Credit, effective on the date such Designated Letter of Credit is designated as a Letter of Credit hereunder. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Lender, in accordance with paragraph (f) below, such Lender’s Revolving Credit Percentage of each unreimbursed LC Disbursement made by such Issuing Lender.

(e) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (d) above in respect of Letters of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the applicable Borrower may have against any Issuing Lender, any Borrower or any other Person, for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of the applicable Borrower; (iv) any breach of this Agreement by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f) On the date on which it shall have ascertained that any documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the applicable Issuing Lender shall give written, facsimile or electronic mail notice to the applicable Borrower and the Administrative Agent of the amount of the drawing and the date on which payment thereon has been or will be made. If the applicable Issuing Lender shall not have received from the applicable Borrower the payment required pursuant to paragraph (g) below by 12:00 noon, New York City time, two Business Days after the date on which payment of a draft presented under any Letter of Credit has been made, such Issuing Lender shall so notify the Administrative Agent, which shall in turn promptly notify each Lender, specifying in the notice to each Lender such Lender’s Revolving Credit Percentage of such LC Disbursement. Each Lender shall pay to the Administrative Agent, not later than 2:00 p.m., New York City time, on such second Business Day, such Lender’s Revolving Credit Percentage of such LC Disbursement (which obligation shall be expressed in Dollars only), which the Administrative Agent shall promptly pay to the applicable Issuing Lender. The Administrative Agent will promptly remit to each Lender such Lender’s Revolving Credit Percentage of any amounts subsequently received by the Administrative Agent from the applicable Borrower in respect of such LC Disbursement; provided, that (i) amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any LC Disbursement and (ii) amounts representing interest at the rate provided in paragraph (g) below on any LC Disbursement for the period prior to the payment by such Lender of such amounts shall in each case be remitted to the applicable Issuing Lender.

(g) If an Issuing Lender shall pay any draft presented under a Letter of Credit, the applicable Borrower shall pay to such Issuing Lender an amount equal to the amount of such draft before 12:00 noon, New York City time, on the second Business Day immediately following the date of payment of such draft, together with interest (if any) on such amount at a rate per annum equal to the interest rate in effect for ABR Loans (or, in the case of Foreign Currency denominated Letters of Credit, the rate which would reasonably and customarily be charged by such Issuing Lender on outstanding loans denominated in the relevant Foreign Currency) from (and including) the date of payment of such draft to (but excluding) the date on which such Borrower shall have repaid, or the Lenders shall have refunded, such draft in full (which interest shall be payable on such second Business Day and from time to time thereafter on demand until such Borrower shall have repaid, or the Lenders shall have refunded, such draft in full). In the event that such drawing shall be refunded by the Lenders as provided in Section 2.7(f), the applicable Borrower shall pay to the Administrative Agent, for the account of the Lenders, quarterly on the last day of each March, June, September and December, interest on the amount so refunded at a rate per annum equal to the interest rate in effect for ABR Loans from (and including) the date of such refunding to (but excluding) the date on which the amount so refunded by the Lenders shall have been paid in full in Dollars by such Borrower. Each payment made to an Issuing Lender by the applicable Borrower pursuant to this paragraph shall be made at such Issuing Lender’s address for notices specified herein in lawful money of (x) the United States of America (in the case of payments made on Dollar-denominated Letters of Credit) or (y) the applicable foreign jurisdiction (in the case of payments on Foreign Currency-denominated Letters of Credit) and in immediately available funds. The obligation of the applicable Borrower to pay the amounts referred to above in this paragraph (g) (and the obligations of the Lenders under paragraphs (d) and (f) above) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Issuing Lender Agreement or of the obligations of any Borrower under this Agreement or any Issuing Lender Agreement;

(ii) the existence of any claim, setoff, defense or other right which any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agents, any Issuing Lender or any Lender (other than the defense of payment in accordance with the terms of this Agreement or, as it pertains to the Borrower only, a defense based on the gross negligence or willful misconduct of the applicable Issuing Lender) or any other Person in connection with this Agreement or any other transaction;

(iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided, as it pertains to the Borrower only, that payment by the applicable Issuing Lender under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct by the applicable Issuing Lender;

(iv) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; provided, as it pertains to the Borrower only, that such payment shall not have constituted gross negligence or willful misconduct by the applicable Issuing Lender; or

(v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided, as it pertains to the Borrower only, that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the applicable Issuing Lender.

It is understood that in making any payment under a Letter of Credit (x) such Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereof equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not, in and of itself, be deemed willful misconduct or gross negligence of such Issuing Lender.

(h) (i) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any LC Fee payable in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in a Foreign Currency into an amount of Dollars based upon the relevant Foreign Exchange Rate in effect for such day. If on any date the Administrative Agent shall notify the applicable Borrower that, by virtue of any change in the Foreign Exchange Rate of any Foreign Currency in which a Letter of Credit is denominated, the Total Facility Exposure shall exceed the Total Commitment then in effect, then, within three Business Days after the date of such notice, such Borrower shall prepay the Revolving Credit Loans and/or the Swingline Loans to the extent necessary to eliminate such excess. Each Issuing Lender which has issued a Letter of Credit denominated in a Foreign Currency agrees to notify the Administrative Agent of the average daily outstanding amount thereof for any period in respect of which LC Fees are payable and, upon request by the Administrative Agent, for any other date or period. For all purposes of this Agreement (except as otherwise set forth in Section 2.22), determinations by the Administrative Agent of the Dollar equivalent of any amount expressed in a Foreign Currency shall be made on the basis of Foreign Exchange Rates reset monthly (or on such other periodic basis as shall be selected by the Administrative Agent in its sole discretion) and shall in each case be conclusive absent manifest error.

(ii) Notwithstanding anything to the contrary contained in this Section 2.7, prior to demanding any reimbursement from the Lenders pursuant to Section 2.7(f) in respect of any Letter of Credit denominated in a Foreign Currency, the relevant Issuing Lender shall convert the obligation of the applicable Borrower under Section 2.7(g) to reimburse such Issuing Lender in such Foreign Currency into an obligation to reimburse such Issuing Lender (and, in turn, the Lenders) in Dollars. The amount of any such converted obligation shall be computed based upon the relevant Foreign Exchange Rate (as quoted by the Administrative Agent to such Issuing Lender) in effect for the day on which such conversion occurs.

(iii) From and after the Effective Date, each Letter of Credit issued under the Existing Credit Agreement or the CBS Credit Agreement shall be deemed to have been issued under this Agreement.

Section 2.8 Conversion and Continuation Options(a). (a) The relevant Borrower may elect from time to time to convert Term Benchmark Revolving Credit Loans denominated in Dollars (or, subject to Section 2.10(f), a portion thereof) to ABR Revolving Credit Loans on the last day of an Interest Period with respect thereto by giving the Administrative Agent prior irrevocable notice of such election. The relevant Borrower may elect from time to time to convert ABR Revolving Credit Loans (subject to Section 2.10(f)) to Term Benchmark Revolving Credit Loans denominated in Dollars by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to Term Benchmark Revolving Credit Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Term Benchmark Revolving Credit Loans and ABR Revolving Credit Loans may be converted as provided herein; provided, that no Revolving Credit Loan may be converted into a Term Benchmark Revolving Credit Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a conversion.

(b) Any Term Benchmark Revolving Credit Loans (or, subject to Section 2.10(f), a portion thereof) may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving irrevocable notice to the Administrative Agent, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, of the length of the next Interest Period to be applicable to such Revolving Credit Loans; provided, that no Term Benchmark Revolving Credit Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation; and provided further, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Term Benchmark Revolving Credit Loans shall be automatically converted to ABR Revolving Credit Loans on the last day of such then expiring Interest Period (in the case of Multi- Currency Revolving Loans, such Loans shall be converted to Dollars at the Foreign Exchange Rate on such date before being converted to ABR Revolving Credit Loans). Upon receipt of any notice from a Borrower pursuant to this Section 2.8(b), the Administrative Agent shall promptly notify each Lender thereof. The Administrative Agent shall promptly notify the applicable Borrower upon the determination in accordance with this Section 2.8(b), by it or the Required Lenders, not to permit such a continuation.

Section 2.9 Fees. (a) New Paramount agrees to pay to the Administrative Agent for the account of each Lender (subject to the provisions of Section 2.24 with respect to any Defaulting Lender) a Commitment Fee for the period from and including the Effective Date to the applicable Revolving Credit Maturity Date (or such earlier date on which the applicable Commitments shall terminate in accordance herewith), computed at a per annum rate equal to the Applicable Commitment Fee Rate on the average daily unused amount of such Lender’s Commitment during the applicable period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable quarterly in arrears on the last day of each March, June, September and December (commencing on the first of such dates to occur after the Effective Date) and on the applicable Revolving Credit Maturity Date or such earlier date on which the applicable Commitments shall be terminated. For purposes of computing Commitment Fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and any Competitive Loan, Swingline Loan and Swingline Exposure of such Lender shall not be considered usage of such Lender’s Commitment for purposes of this Section 2.9(a)).

(b) Except as otherwise provided in Section 2.24 hereof with respect to any Defaulting Lender, New Paramount agrees to pay each Lender, through the Administrative Agent, on the 15th day of each April, July, October and January and on the applicable Revolving Credit Maturity Date or the date on which the Commitment of such Lender shall be terminated as provided herein and all Letters of Credit issued hereunder shall have expired, a letter of credit fee (an “LC Fee”) computed at a per annum rate equal to the Applicable LC Fee Rate on such Lender’s Revolving Credit Percentage of the average daily undrawn amount of the Financial Letters of Credit or Non-Financial Letters of Credit, as the case may be, outstanding during the preceding fiscal quarter (or shorter period commencing with the Effective Date or ending with the applicable Revolving Credit Maturity Date or the date on which the Commitment of such Lender shall have been terminated and all Letters of Credit issued hereunder shall have expired). All LC Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) Paramount agrees to pay to the Administrative Agent, for its own account, the administrative agent’s fees (“Administrative Agent’s Fees”) provided for in the Administrative Agent Fee Letter at the times provided therein.

(d) Except as otherwise provided in Section 2.24 hereof with respect to any Defaulting Lender, each Borrower agrees to pay to each Issuing Lender, through the Administrative Agent, for its own account, the applicable Issuing Lender Fees, including, without limitation, a fronting fee at a rate to be determined by the relevant Borrower and the relevant Issuing Lender with respect to each Letter of Credit issued by such Issuing Lender payable on the 15th day of each April, July, October and January to such Issuing Lender for the period from and including the date of issuance of such Letter of Credit to, but not including, the termination date of such Letter of Credit.

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the relevant Lenders or to the Issuing Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than to correct errors in payment).

Section 2.10 Interest on Loans; Term Benchmark Tranches; RFR Tranches; Etc. (a) Subject to the provisions of Section 2.11, (i) Term Benchmark Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of Term Benchmark Loans denominated in Yen, a year of 365 days) at a rate per annum equal to (x) in the case of each Term Benchmark Revolving Credit Loan, the Adjusted Term SOFR Rate, the EURIBOR Rate or the TIBOR Rate, as applicable, for the Interest Period in effect for such Loan plus the Applicable Margin and (y) in the case of each Term Benchmark Competitive Loan, the Adjusted Term SOFR Rate, the EURIBOR Rate or the TIBOR Rate, as applicable, for the Interest Period in effect for such Loan plus or minus (as the case may be) the Margin offered by the Lender making such Loan and accepted by the relevant Borrower pursuant to Section 2.3 and (ii) RFR Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to (x) in the case of each RFR Revolving Credit Loan, Daily Simple RFR plus the Applicable Margin and (y) in the case of each RFR Competitive Loan, Daily Simple RFR plus or minus (as the case may be) the Margin offered by the Lender making such Loan and accepted by the relevant Borrower pursuant to Section 2.3. The Adjusted Term SOFR Rate, the EURIBOR Rate or the TIBOR Rate, as applicable, for each Interest Period or the Daily Simple RFR, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the relevant Borrower and each Lender of such determination and, in the case of RFR Loans, the Administrative Agent shall advise the Borrower and each Lender of the applicable rate no less than one Business Days before the relevant Interest Payment Date on which such interest shall be paid.

(b) Subject to the provisions of Section 2.11, ABR Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(c) Subject to the provisions of Section 2.11, Quoted Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the relevant Quoted Swingline Rate.

(d) Subject to the provisions of Section 2.11, each Absolute Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the relevant Borrower pursuant to Section 2.3.

(e) Interest on each Loan shall be payable on each applicable Interest Payment Date.

(f) Notwithstanding anything to the contrary in this Agreement, each borrowing, conversion, continuation, repayment and prepayment of Term Benchmark Revolving Credit Loans hereunder and each selection of an Interest Period hereunder in respect of Term Benchmark Revolving Credit Loans shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. Unless otherwise agreed by the Administrative Agent, in no event shall there be more than 25 Term Benchmark Tranches outstanding at any time.

(g) If no election as to the Type of Revolving Credit Loan is specified in any notice of borrowing with respect thereto, then the requested Loan shall be an ABR Loan, unless such request is for a Revolving Credit Loan denominated in a Multi-Currency. If no Interest Period with respect to a Term Benchmark Revolving Credit Loan is specified in any notice of borrowing, conversion or continuation, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Interest Period with respect to a Term Benchmark Competitive Loan shall in no case be less than one month’s duration.

Section 2.11 Default Interest. (a) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.10 plus 2% and (b) if all or a portion of any LC Disbursement, any interest payable on any Loan or LC Disbursement or any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate otherwise applicable to ABR Loans pursuant to Section 2.10(b) plus 2%, in each case, with respect to clauses (a) and (b) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

Section 2.12 Alternate Rate of Interest.

(a) If (i) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Loan denominated in any currency, that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Term SOFR Rate, the EURIBOR Rate or the TIBOR Rate, as applicable, for such Interest Period (including because the applicable screen rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple RFR with respect to any RFR Loan denominated in Sterling, or (ii) the Required Lenders shall have determined and shall have notified the Administrative Agent that (A) prior to the commencement of any Interest Period for a Term Benchmark Loan denominated in any currency, that the Term SOFR Rate, the EURIBOR Rate or the TIBOR Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining Term Benchmark Loans during such Interest Period or (B) at any time, that the Daily Simple RFR with respect to any RFR Loan denominated in Sterling will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such borrowing, the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or electronic mail notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent or the Required Lenders, as applicable, shall have advised other relevant parties hereto that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Term Benchmark Competitive Loan or RFR Competitive Loan pursuant to Section 2.3 to be made after such determination shall be of no force and effect and shall be denied by the Administrative Agent, (ii) any request by a Borrower for a Term Benchmark Revolving Credit Loan denominated in Dollars pursuant to Section 2.4 to be made after such determination shall be deemed to be a request for an ABR Loan, (iii) any request by a Borrower for a Multi-Currency Revolving Loan to be made after such determination shall be deemed to be a request for an ABR Loan in an aggregate principal amount equal to the Dollar equivalent (as determined by the Foreign Exchange Rate on such date) of the relevant Multi-Currency, (iv) any request by a Borrower for conversion into or a continuation of a Term Benchmark Revolving Credit Loan pursuant to Section 2.8 to be made after such determination shall have no force and effect (in the case of a requested conversion) or shall be deemed to be a request for a conversion into an ABR Loan (in the case of a requested continuation); provided, that any request for a conversion of a Multi- Currency Revolving Loan shall be deemed to be a request for a conversion into an ABR Loan in an aggregate principal amount equal to the Dollar equivalent (as determined by the Foreign Exchange Rate on such date) of the relevant Multi-Currency and (v) any outstanding affected RFR Loans denominated in any Foreign Currency shall, at the Borrower’s election, (A) bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that the Central Bank Rate for the applicable Foreign Currency can be determined by the Administrative Agent, (B) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar equivalent of such Foreign Currency) immediately or (C) be repaid in full on the next Business Day. Also, in the event of any such determination, the relevant Borrower shall be entitled, in its sole discretion, if the requested Competitive Loan has not been made, to cancel its acceptance of the Competitive Bids or to cancel its Competitive Bid Request relating thereto. Each determination by the Administrative Agent or the Required Lenders hereunder shall be conclusive absent manifest error.

(b) If at any time the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined that (i) the circumstances set forth in paragraph (a) of this Section 2.12 have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in paragraph (a) of this Section 2.12 have not arisen but the supervisor for the administrator of the relevant rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such rate shall no longer be used for determining interest rates for loans or (iii)

syndicated loans currently being executed, or that include language similar to that contained in this Section 2.12, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace such rate (each, a “Benchmark Transition Event”), then the Administrative Agent and New Paramount shall endeavor to establish an alternate rate of interest to the applicable rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans denominated in Dollars in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Commitment Fee Rate or Applicable Margin); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.8, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within 10 Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Section 2.13 Termination, Reduction and Increase of Commitments. (a) Upon at least three Business Days’ prior irrevocable written, facsimile or electronic mail notice to the Administrative Agent, New Paramount may at any time in whole permanently terminate, or from time to time in part permanently reduce, the 2025 Commitments and/or the 2027 Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be made if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (x) the Outstanding Revolving Extensions of Credit of any Lender would exceed such Lender’s Commitment then in effect unless, in the case of a Swingline Lender, such Swingline Lender shall otherwise consent or (y) the Total Facility Exposure would exceed the Total Commitment then in effect. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.13(a).

(b) Except as otherwise provided in Section 2.21, each reduction in the 2025 Commitments or the 2027 Commitments hereunder shall be made ratably among the Lenders in accordance with their respective 2025 Commitments or 2027 Commitments. New Paramount agrees to pay to the Administrative Agent for the account of the Lenders, on the date of termination or reduction of the Commitments, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

(c) Upon a decrease, pursuant to Section 2.13(a) or (b), in the Commitments, New Paramount may decrease the Total Multi-Currency Sublimit and/or the Multi- Currency Sublimit with respect to any or all Multi-Currencies, in each case in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. No such termination or reduction shall be made if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (i) the Multi-Currency Sublimit with respect to each applicable Multi-Currency would be less than the Multi- Currency Revolving Loans outstanding in such Multi-Currency at such time or (ii) the Total Multi-Currency Sublimit would be less than the outstanding principal amount of Multi-Currency Revolving Loans at such time.

(d) Unless previously terminated, the 2025 Commitments shall terminate on the Revolving Credit Maturity Date for the 2025 Commitments, and the 2027 Commitments shall terminate on the Revolving Credit Maturity Date for the 2027 Commitments. Unless earlier terminated, on the Revolving Credit Maturity Date for the 2025 Commitments, the 2025 Commitments will terminate, and the 2025 Revolving Credit Lenders will have no further obligation to make Revolving Credit Loans to the Borrowers, or to acquire participations in Letters of Credit made or issued after such Revolving Credit Maturity Date; provided that the foregoing will not release any 2025 Revolving Credit Lender from any such obligation to make Revolving Credit Loans to the Borrowers, or acquire or fund participations in Letters of Credit or Swingline Loans, in each case that was required to be performed on or prior to the Revolving Credit Maturity Date for the 2025 Commitments. On the Revolving Credit Maturity Date for the 2025 Commitments, each 2027 Revolving Credit Lender will acquire and fund, in accordance with Section 2.7, participations in Letters of Credit outstanding on the Revolving Credit Maturity Date for the 2025 Commitments, and will acquire and fund, in accordance with Section 2.7, participations in Letters of Credit issued after such Revolving Credit Maturity Date, in each case in an amount equal to such Lender’s Revolving Credit Percentage of such Letter of Credit, as the case may be, regardless of whether any Default or Event of Default existed on such Revolving Credit Maturity Date; provided that the Facility Exposure of each 2027 Revolving Credit Lender does not exceed such Lender’s Commitment. On the Revolving Credit Maturity Date for the 2025 Commitments, each 2027 Revolving Credit Lender will acquire and fund, in accordance with Section 2.6, participations in Swingline Loans outstanding on the Revolving Credit Maturity Date for the 2025 Commitments, and will acquire and fund, in accordance with Section 2.6, participations in Swingline Loans made after such Revolving Credit Maturity Date, in each case in an amount equal to such Lender’s Revolving Credit Percentage of such Swingline Loans, as the case may be, regardless of whether any Default or Event of Default existed on such Revolving Credit Maturity Date; provided that the Facility Exposure of each 2027 Revolving Credit Lender does not exceed such Lender’s Commitment.

(e) New Paramount shall have the right at any time and from time to time to increase the Total Commitment to an aggregate amount not to exceed $4,500,000,000 (i) by requesting that one or more banks or other financial institutions not a party to this Agreement become a Lender hereunder or (ii) by requesting that any Lender already party to this Agreement increase the amount of such Lender’s Commitment; provided, that the addition of any bank or financial institution pursuant to clause (i) above shall be subject to the consent of the Administrative Agent and each Issuing Lender (which consent shall not be unreasonably withheld); provided further, that the Commitment of any bank or other financial institution pursuant to clause (i) above shall be in an aggregate principal amount at least equal to $10,000,000; provided further, that the amount of the increase of any Lender’s Commitment pursuant to clause (ii) above shall be in an aggregate principal amount at least equal to $10,000,000.

(f) Any additional bank, financial institution or other entity which elects to become a party to this Agreement and obtain a Commitment pursuant to subsection (e) of this Section 2.13 shall execute a new lender supplement in substantially the form of Exhibit G hereto (a “New Lender Supplement”) with New Paramount and the Administrative Agent, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1 shall be deemed to be amended to add the name and Commitment of such New Lender.

(g) Any increase in the Total Commitment pursuant to subsection (e)(ii) of this Section 2.13 shall be effective only upon the execution by the applicable Lender and New Paramount of a commitment increase letter in substantially the form of Exhibit H hereto (a “Commitment Increase Letter”), which Commitment Increase Letter shall be delivered by New Paramount or such Lender to the Administrative Agent not less than five (5) Business Days prior to the applicable Commitment Increase Date and shall specify (i) the amount of the increase in the Commitment of such Lender and (ii) the date such increase is to become effective. Upon its receipt of such Commitment Increase Letter executed by such Lender and New Paramount, the Administrative Agent shall accept such Commitment Increase Letter and record the information contained therein in the Register.

(h) Any increase in the Total Commitment pursuant to this Section 2.13 shall not be effective unless:

(i) no Default or Event of Default shall have occurred and be continuing on the applicable Commitment Increase Date;

(ii) each of the representations and warranties made by New Paramount and the Subsidiary Borrowers in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all material respects on such Commitment Increase Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(iii) the Administrative Agent shall have received each of (A) a certificate of the corporate secretary or assistant secretary of the Borrowers as to the taking of any corporate action necessary in connection with such increase and (B) an opinion or opinions of general counsel to the Borrowers as to their corporate power and authority to borrow hereunder after giving effect to such increase and such other matters relating thereto as the Administrative Agent and its counsel may reasonably request.

Each notice requesting an increase in the Total Commitment pursuant to this Section 2.13 shall constitute a certification to the effect set forth in clauses (i) and (ii) of this Section 2.13(h).

(i) On each Commitment Increase Date, each New Lender and each Lender that has delivered a Commitment Increase Letter, in each case whose new Commitment or increased Commitment becomes effective on such date, shall purchase by assignment from the other Lenders such portion of the Loans (if any) owing to them as shall be designated by the Administrative Agent such that, after giving effect to all such purchases and assignments, the outstanding Loans owing to each Lender shall equal such Lender’s Revolving Credit Percentage (calculated after giving effect to such increase in the Total Commitment) of the aggregate amount of Loans owing to all Lenders. The purchases and assignments pursuant to this subsection (h) shall be deemed to have been accomplished in accordance with Section 9.4(b).

(j) No Lender shall at any time be required to agree to a request of New Paramount to increase its Commitment or obligations hereunder.

Section 2.14 Optional Prepayments of Revolving Credit Loans. The relevant Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon giving irrevocable written, facsimile or electronic mail notice (or telephone notice promptly confirmed by written, facsimile or electronic mail notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Term Benchmark Revolving Credit Loans and RFR Revolving Credit Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Revolving Credit Loans. Such notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Revolving Credit Loans, RFR Revolving Credit Loans, ABR Revolving Credit Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If a Term Benchmark Revolving Credit Loan is prepaid on any day other than the last day of the Interest Period applicable thereto or a RFR Revolving Credit Loan is prepaid on any day other than an Interest Payment Date, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Revolving Credit Loans) accrued interest to such date on the amount prepaid. Each partial prepayment of Revolving Credit Loans shall be in an aggregate principal amount equal to a whole multiple of the Borrowing Multiple applicable to the currency in which such Revolving Credit Loans are denominated.

Section 2.15 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the Effective Date any change in applicable law or regulation (including any change in the reserve percentages provided for in Regulation D) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall change the basis of taxation of payments to any Lender of the principal of or interest on any Term Benchmark Loan, RFR Loan or Absolute Rate Loan made by such Lender (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or in which it holds any Term Benchmark Loan, RFR Loan or Absolute Rate Loan) or by any political subdivision or taxing authority therein and other than taxes that would not have been imposed but for the failure of such Lender to comply with applicable certification, information, documentation or other reporting requirements), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Term Benchmark Loan, RFR Loan or Absolute Rate Loan made by such Lender (including any assessment or charge on or with respect to the Commitments, Loans, deposits or liabilities incurred to fund Loans, assets consisting of Loans (but not unrelated assets) or capital attributable to the foregoing), and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining its Commitment or making or maintaining any Term Benchmark Loan, RFR Loan or Absolute Rate Loan or Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any Term Benchmark Loan, RFR Loan or Absolute Rate Loan or Letter of Credit by an amount deemed by such Lender to be material, then the relevant Borrower agrees to pay to such Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request shall, or in good faith should, have been taken into account in formulating the Competitive Bid pursuant to which such Competitive Loan shall have been made.

(b) If any Lender or any Issuing Lender shall have determined that the adoption after the Effective Date of any law, rule, regulation or guideline regarding capital adequacy or liquidity, or any change in any law, rule, regulation or guideline regarding capital adequacy or liquidity, or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Lender or any Lender’s or Issuing Lender’s holding company with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or the LC Exposure of such Lender or Letters of Credit issued by such Issuing Lender pursuant hereto to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time the relevant Borrower agrees to pay to such Lender or Issuing Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) A certificate of each Lender or Issuing Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Lender as specified in paragraph (a) or (b) above, as the case may be, and the basis therefor in reasonable detail shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay each Lender or Issuing Lender the amount shown as due on any such certificate within 30 days after its receipt of the same. Upon the receipt of any such certificate, the relevant Borrower shall be entitled, in its sole discretion, if any requested Loan has not been made, to cancel its acceptance of the relevant Competitive Bids or to cancel the Competitive Bid Request relating thereto, subject to Section 2.16.

(d) Except as provided in this paragraph, failure on the part of any Lender or Issuing Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand compensation with respect to any other period. The protection of this Section 2.15 shall be available to each Lender and Issuing Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed so long as it shall be customary for Lenders or Issuing Lenders affected thereby to comply therewith. No Lender or Issuing Lender shall be entitled to compensation under this Section 2.15 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the relevant Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. Notwithstanding any other provision of this Section 2.15, no Lender or Issuing Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender or Issuing Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. In the event any Borrower shall reimburse any Lender or Issuing Lender pursuant to this Section 2.15 for any cost and such Lender or Issuing Lender (as the case may be) shall subsequently receive a refund in respect thereof, such Lender or Issuing Lender (as the case may be) shall so notify such Borrower and, upon its request, will pay to such Borrower the portion of such refund which such Lender or Issuing Lender (as the case may be) shall determine in good faith to be allocable to the cost so reimbursed. The covenants contained in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) For purposes hereof, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be changes in law or regulation referred to in paragraphs (a) and (b) of this Section after the Effective Date, regardless of the date enacted, adopted, promulgated or issued.

Section 2.16 Indemnity. Each Borrower agrees to indemnify each Lender against any loss or expense described below which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow, continue or convert any Loan hereunder after irrevocable notice of such borrowing, continuation or conversion has been given or deemed given or Competitive Bids have been accepted pursuant to Article II, (c) any payment, prepayment or conversion of a Term Benchmark Loan, RFR Loan or Absolute Rate Loan, as applicable, made to such Borrower required by any other provision of this Agreement or otherwise made or deemed made, whatever the circumstances may be that give rise to such payment, prepayment or conversion, or any transfer of any such Loan pursuant to Section 2.21 or 9.4(b), on a date other than the last day of the Interest Period applicable thereto or, in the case of RFR Loans, the Interest Payment Date applicable thereto, or (d) if any breakage is incurred, any failure by a Borrower to prepay a Term Benchmark Loan or RFR Loan on the date specified in a notice of prepayment; provided, that any request for indemnification made by any Lender to any Borrower pursuant hereto shall be accompanied by such Lender’s calculation of such amount to be indemnified. The loss or expense for which such Lender shall be indemnified under the foregoing provisions of this Section 2.16 shall be equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, continued, prepaid or converted (assumed to be the relevant rate in the case of Term Benchmark Loans) for the period from the date of such payment, prepayment, conversion or failure to borrow, continue, prepay or convert to (x) in the case of Term Benchmark Loans and Absolute Rate Loans, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, continue, prepay or convert, the Interest Period for such Loan which would have commenced on the date of such failure) and (y) in the case of RFR Loans, the next succeeding Interest Payment Date over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, continued, prepaid or converted for such period or Interest Period, as the case may be; provided, however, that such amount shall not include any loss of a Lender’s margin or spread over its cost of obtaining funds as described above. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 (with calculations in reasonable detail) shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.17 Pro Rata Treatment; Funding Matters; Evidence of Debt. (a) Except as required under Section 2.21, each payment or prepayment of principal of any Revolving Credit Loan, each payment of interest on the Revolving Credit Loans, each payment of LC Fees, each payment of the Facility Fees, and each reduction of the Commitments, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Credit Loans). Each Lender agrees that in computing such Lender’s portion of any Loan to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Loan to the next higher or lower whole Dollar amount.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the relevant borrowing date that such Lender will not make available to the Administrative Agent such Lender’s portion of a borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such borrowing in accordance with this Agreement and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the relevant Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the relevant Loan and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such borrowing for the purposes of this Agreement; provided, that such repayment shall not release such Lender from any liability it may have to such Borrower for the failure to make such Loan at the time required herein.

(c) The failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(d) Each Lender may at its option make any Term Benchmark Loan or RFR Loan by causing any domestic or foreign branch or Lender Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by it from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Borrower with respect to each Loan, the Type of each Loan and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph (e) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

(f) In order to expedite the transactions contemplated by this Agreement, each Subsidiary Borrower shall be deemed, by its execution and delivery of a Subsidiary Borrower Request, to have appointed New Paramount to act as agent on behalf of such Subsidiary Borrower for the purpose of (i) giving any notices contemplated to be given by such Subsidiary Borrower pursuant to this Agreement, including, without limitation, borrowing notices, prepayment notices, continuation notices, conversion notices, competitive bid requests and competitive bid acceptances or rejections and (ii) paying on behalf of such Subsidiary Borrower any Subsidiary Borrower Obligations owing by such Subsidiary Borrower; provided, that each Subsidiary Borrower shall retain the right, in its discretion, to directly give any or all of such notices or make any or all of such payments.

(g) The Administrative Agent shall promptly notify the Lenders upon receipt of any Subsidiary Borrower Designation and Subsidiary Borrower Request. The Administrative Agent shall promptly notify the Swingline Lenders upon receipt of any designation of a Subsidiary Borrower as a Swingline Borrower.

Section 2.18 Sharing of Setoffs. Except to the extent that this Agreement provides for payments to be allocated to Revolving Credit Loans, Swingline Loans or Competitive Loans, as the case may be, each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than pursuant to any provision of this Agreement), obtain payment (voluntary or involuntary) in respect of any category of its Loans or such Lender’s Revolving Credit Percentage of any LC Disbursement as a result of which the unpaid principal portion of such Loans or the unpaid portion of such Lender’s Revolving Credit Percentage of the LC Disbursements shall be proportionately less than the unpaid principal portion of such Loans or the unpaid portion of the Revolving Credit Percentage of the LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans or the Revolving Credit Percentage of the LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in such Loans held by each Lender or the Revolving Credit Percentage of LC Disbursements and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans or LC Disbursements then outstanding as the principal amount of such Loans or the Revolving Credit Percentage of LC Disbursements of each Lender prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all such Loans or LC Disbursements outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest. Any Lender holding a participation in a Loan or LC Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower or issued a Letter of Credit for the account of such Borrower in the amount of such participation.

Section 2.19 Payments. (a) Except as otherwise expressly provided herein, each Borrower shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder without setoff or counterclaim and shall make each such payment not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, in immediately available funds. Notwithstanding the foregoing, each Borrower shall make each payment with respect to any Loan denominated in any Foreign Currency (including principal of or interest on any such Loan or other amounts) hereunder without setoff or counterclaim and shall make each such payment not later than 12:00 noon, New York City time, on the date when due in the relevant Foreign Currency to the Administrative Agent at its offices at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd, NCC5, Newark, DE, 19713-2107, Floor 01, in immediately available funds.

(b) Whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.20 Taxes. (a) Any and all payments by each Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, in each case in the nature of a tax, imposed by or on behalf of any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, excluding (i) net income taxes, branch profits taxes and franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) as a result of such Administrative Agent or any Lender (or Transferee) being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, or having a present or former connection between the Administrative Agent or such Lender (or Transferee) with the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (or Transferee) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.21(b)) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (iii) any withholding taxes that are imposed by reason of FATCA (all such nonexcluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower or the Administrative Agent shall be required by law to deduct any Taxes or Other Taxes from or in respect of any sum payable to any Agent or any Lender (or Transferee) hereunder, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Agent or such Lender (or Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Administrative Agent shall make such deductions and (iii) such Borrower or the Administrative Agent shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b) The relevant Borrower agrees to pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The relevant Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by the applicable jurisdiction on amounts payable under this Section 2.20) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date such Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor.

(d) Whenever any Taxes or Other Taxes are payable by any Borrower, within 30 days thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an official receipt received by such Borrower showing payment thereof (or other evidence of such payment reasonably satisfactory to the Administrative Agent).

(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder and of all other amounts payable hereunder.

(f) In the event that the Borrower is a U.S. Person:

(i) Each Lender (or Transferee) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (such Lender (or Transferee), a “Non-U.S. Person”) shall deliver to New Paramount and the Administrative Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, W-8BEN- E or Form W-8ECI, or, in the case of a Non-U.S. Person claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto (and, if such Non- U.S. Person, claiming an exemption with respect to payments of “portfolio interest”, delivers a Form W-8BEN or Form W-8BEN-E, an annual certificate representing that such Non-U.S. Person is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of New Paramount and is not a controlled foreign corporation related to New Paramount (within the meaning of Section 881(c)(3)(C) of the Code)), properly completed and duly executed by such Non-U.S. Person claiming complete exemption from U.S. federal withholding tax on all payments by any Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Person promptly after it becomes a party to this Agreement (or, in the case of any participant, promptly after the date such participant purchases the related participation). In addition, each Non-U.S. Person shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Person. Each Non-U.S. Person shall promptly notify New Paramount and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to New Paramount and the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Unless New Paramount and the Administrative Agent (or, in the case of a participant, the Lender from which the related participation shall have been purchased) have received forms or other documents satisfactory to them indicating that payments to any Lender (or Transferee) hereunder are not subject to United States withholding tax, the relevant Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any such Lender (or Transferee) that is a Non-U.S. Person. Notwithstanding any other provision of this Section 2.20(f), a Non-U.S. Person shall not be required to deliver any form pursuant to this Section 2.20(f) that such Non-U.S. Person is not legally able to deliver by reason of the adoption of any law, rule or regulation, or any change in any law, rule or regulation or in the interpretation thereof, in each case occurring after the date such Non-U.S. Person becomes a Lender (or Transferee). For purposes of the previous sentence, any regulations or official interpretations of FATCA issued after the date such Non-U.S. Person becomes a Lender (or Transferee) shall be treated as having been issued before such date.

(ii) If a payment made to a Lender (or Transferee) under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender (or Transferee) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender (or Transferee) shall deliver to New Paramount and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by New Paramount and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by New Paramount and the Administrative Agent as may be necessary for New Paramount and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender (or Transferee) has complied with such Lender’s (or Transferee’s) obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g) A Lender that is entitled to an exemption from or reduction of any non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(h) No Borrower shall be required to pay any additional amounts pursuant to paragraph (a) above (i) if the obligation to pay such additional amounts would not have arisen but for a failure by the applicable Lender (or Transferee) to comply with the provisions of paragraph (f) or (g) above or (ii) in the case of a Transferee, to the extent such additional amounts exceed the additional amounts that would have been payable had no transfer or assignment to such Transferee occurred; provided, however, that each Borrower shall be required to pay those amounts to any Agent or Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Agent or Lender (or Transferee) to comply with the provisions of such paragraph (f) or (g).

Section 2.21 Termination or Assignment of Commitments Under Certain Circumstances. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.15 or Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by any Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole good faith determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

(b) In the event that (i) any Lender shall have delivered a notice or certificate pursuant to Section 2.15, (ii) any Borrower shall be required to make additional payments to any Lender under Section 2.20, (iii) any Lender (a “Non-Consenting Lender”) shall withhold its consent to any amendment described in clause (i) or (ii) of Section 9.8(b) as to which consents have been obtained from the Required Lenders, (iv) any Lender shall be or become a Defaulting Lender or (v) any Lender delivers a Notice of Objection pursuant to Section 2.25, New Paramount shall have the right, at its own expense, upon notice to such Lender (or Lenders) and the Administrative Agent, (i) to terminate the Commitments of such Lender (except in the case of clause (iii) above) or (ii) to require such Lender (or, in the case of clause (iii) above, each Non-Consenting Lender) to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.4) all its interests, rights and obligations under this Agreement to one or more other financial institutions acceptable to New Paramount (unless an Event of Default has occurred and is continuing) and the Administrative Agent, which approval in each case shall not be unreasonably withheld, which shall assume such obligations; provided, that (A) in the case of any replacement of Non-Consenting Lenders, each assignee shall have consented to the relevant amendment, (B) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (C) the Borrowers or the assignee (or assignees), as the case may be, shall pay to each affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and (D) New Paramount may not terminate Commitments representing more than 10% of the original aggregate Commitments pursuant to this paragraph (b).

Section 2.22 Currency Equivalents. (a) The Administrative Agent shall determine the Dollar equivalent of each Competitive Bid Loan in a Foreign Currency and each Multi-Currency Revolving Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof. The Administrative Agent shall promptly notify the applicable Borrowers and the Lenders of the Dollar equivalent so determined by it. Each such determination shall be based on the Spot Rate (i) (A) on the date of the related Competitive Bid Request, for purposes of the initial determination of such Competitive Bid Loan, and (B) on the date of the related Revolving Credit Borrowing Request, for purposes of the initial determination of such Multi-Currency Revolving Loan, and (ii) on the fourth Business Day prior to the date on which such Dollar equivalent is to be determined, for purposes of subsequent determinations.

(b) The Administrative Agent shall determine the Dollar equivalent of the Aggregate LC Exposure related to each Letter of Credit issued in a Foreign Currency as of the date of the issuance thereof, at three-month intervals after the date of issuance thereof and as of the date of each drawing thereunder. Each such determination shall be based on the Spot Rate (i) on the date of the related notice of any proposed issuance of a Letter of Credit pursuant to Section 2.7(c), in the case of the initial determination of such Letter of Credit, (ii) on the second Business Day prior to the date as of which such Dollar equivalent is to be determined, in the case of any subsequent determination with respect to an outstanding Letter of Credit and (iii) on the second Business Day prior to the related drawing thereunder, in the case of any determination as to a drawing thereunder.

(c) If after giving effect to any such determination of a Dollar equivalent with respect to Competitive Bid Loans or Letters of Credit, the Dollar equivalent thereof exceeds $150,000,000, New Paramount shall, or shall cause the applicable Subsidiary Borrowers to, within five Business Days, (i) in the case of an excess with respect to Competitive Bid Loans, prepay outstanding Competitive Bid Loans in Foreign Currencies to eliminate such excess, (ii) in the case of an excess with respect to Letters of Credit, cause to be reduced (or, at the relevant Borrower’s option, cash collateralize) outstanding Letters of Credit in Foreign Currencies to eliminate such excess, or (iii) in each case, take such other action to the extent necessary to eliminate any such excess. If after giving effect to any such determination of a Dollar equivalent with respect to Multi-Currency Revolving Loans, the Dollar equivalent thereof exceeds (A) the Multi-Currency Sublimit for any currency or (B) the Total Multi-Currency Sublimit, New Paramount shall, or shall cause the relevant Subsidiary Borrowers to, within five Business Days, prepay outstanding Multi-Currency Revolving Loans so that the Specified Currency Availability for each currency is greater than or equal to zero and so that the Total Specified Currency Availability is greater than or equal to zero or take such other action to the extent necessary to eliminate any such excess.

(d) Notwithstanding the foregoing, if at any time (i) the Commitment Utilization Percentage is greater than 110%, New Paramount shall, or shall cause the relevant Subsidiary Borrowers to, within five Business Days prepay outstanding Competitive Bid Loans in Foreign Currencies, prepay outstanding Multi-Currency Revolving Loans, cause to be reduced (or, at the relevant Borrower’s option, cash collateralize) outstanding Letters of Credit in Foreign Currencies or take such other action to the extent necessary to eliminate any such excess, or (ii) the Dollar equivalent of the outstanding Multi-Currency Revolving Loans is greater than 110% of (A) the Multi-Currency Sublimit for any currency or (B) the Total Multi-Currency Sublimit, New Paramount shall, or shall cause the relevant Subsidiary Borrowers to, within five Business Days, prepay outstanding Multi-Currency Revolving Loans so that the Specified Currency Availability for each currency is greater than or equal to zero and so that the Total Specified Currency Availability is greater than or equal to zero or take such other action to the extent necessary to eliminate any such excess.

(e) If any prepayment of a Competitive Bid Loan or a Multi-Currency Revolving Loan occurs pursuant to this Section 2.22 on a day which is not the last day of the then current Interest Period with respect thereto, New Paramount shall, or shall cause the applicable Subsidiary Borrowers to, pay to the Lenders such amounts, if any, as may be required pursuant to Section 2.16.

Section 2.23 Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s London office on any Business Day preceding that on which the final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (i) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (ii) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender as compared to such Lender’s Total Facility Percentage, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

Section 2.24 Defaulting Lenders. If any Lender becomes a Defaulting Lender then, upon notice to such effect by the Administrative Agent (which notice shall be given promptly after the Administrative Agent determines that any Lender shall have become a Defaulting Lender, including as a result of being advised thereof by New Paramount), the following provisions shall apply:

(i) Commitment Fees shall cease to accrue, and shall cease to be payable, on the unused portion of such Defaulting Lender’s Commitment while such Defaulting Lender remains a Defaulting Lender.

(ii) The Commitment and outstanding extensions of credit of such Defaulting Lender shall not be included in determining whether the Required Lenders or other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender shall require the consent of such Defaulting Lender (in such case, to the extent such Defaulting Lender is an affected Lender).

(iii) All or any part of such Defaulting Lender’s ABR Swingline Exposure at such time (other than the portion thereof attributable to ABR Swingline Loans made by such Defaulting Lender in its capacity as a Swingline Lender) and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their pro rata shares of the Total Commitment, but only to the extent such reallocation would not result in the Outstanding Revolving Extensions of Credit of any non- Defaulting Lender (including the portion of the ABR Swingline Exposure of such Defaulting Lender to be reallocated to such non- Defaulting Lender) exceeding such non-Defaulting Lender’s Commitment (unless, in the case of a non-Defaulting Lender that is a Swingline Lender, such non-Defaulting Lender shall otherwise consent).

(iv) If the LC Exposure of such Defaulting Lender is reallocated pursuant to subparagraph (iii) above, then the LC Fee payable to the Lenders shall be adjusted in accordance with such reallocation.

(v) If the reallocation described in clause (iii) above cannot, or can only partially, be effected, then one or more Borrowers shall within one Business Day following notice by the Administrative Agent, do one or both (at such Borrower’s election) of the following in an amount necessary to allow the reallocation described in clause (iii) above to be fully effected within the limit of the non-Defaulting Lenders’ Commitments: (x) prepay the portion of the aggregate principal amount of outstanding ABR Swingline Loans allocated to such Defaulting Lender at such time and/or (y) cash collateralize for the benefit of the Issuing Lenders one or more Borrower’s obligations corresponding to the portion of such Defaulting Lender’s LC Exposure (in each case, as determined after giving effect to any partial reallocation pursuant to clause (iii) above) for so long as such LC Exposure is outstanding or such Defaulting Lender remains a Defaulting Lender.

(vi) If a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (v) above, such Borrower shall not be required to pay any fees to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized.

(vii) The Administrative Agent may adjust the allocation of payments hereunder to ensure that a Defaulting Lender does not receive payment in respect of any Loan or LC Disbursement that it did not fund or to reflect any of the actions or adjustments referred to herein.

In the event that the Administrative Agent, each Borrower, the Swingline Lender and each Issuing Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (A) the aggregate principal amount of all ABR Swingline Loans outstanding at such time and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans (other than Competitive Loans and Swingline Loans) and participations in unreimbursed Letter of Credit disbursements of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its pro rata share and (B) any cash collateral provided by any Borrowers under clause (v) above with respect to such Lender’s LC Exposure shall be released by the Issuing Lenders and returned to such Borrowers. The rights and remedies against a Defaulting Lender set forth in this Section 2.24 are in addition to other rights and remedies that each Borrower, the Administrative Agent or any Lender that is not a Defaulting Lender may have against such Defaulting Lender.

Section 2.25 Designation of Subsidiary Borrowers. New Paramount may at any time and from time to time designate any Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Subsidiary Borrower Designation executed by such Subsidiary and New Paramount. As soon as practicable upon receipt thereof, the Administrative Agent will post a copy of such Subsidiary Borrower Designation to the Lenders on IntraLinks or another website accessible to all Lenders. Each Subsidiary Borrower Designation shall become effective on the date ten Business Days after it has been posted by the Administrative Agent (subject to the receipt by any Lender of any information under the Patriot Act, the Beneficial Ownership Regulation (in the case of a non-U.S. Subsidiary Borrower only) and other “know-your-customer” laws reasonably requested by it not later than the third Business Day after the posting date of such Subsidiary Borrower Designation), unless prior thereto, in the case of a Subsidiary that is organized in a non-U.S. jurisdiction, the Administrative Agent shall have received written notice from any Lender that it is unlawful under Federal or applicable state or foreign law for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary, directly or through a Lender Affiliate, as provided herein (a “Notice of Objection”), in which case such Subsidiary Borrower Designation shall not become effective until such time as such Lender withdraws such Notice of Objection or ceases to be a Lender hereunder. Upon the effectiveness of a Subsidiary Borrower Designation as provided in the preceding sentence, the applicable Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement.

Section 2.26 Extension of Revolving Credit Maturity Date.

(a) At least 30 days but not more than 60 days prior to any anniversary of the Effective Date (provided that New Paramount may not exercise such right more than twice), New Paramount may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of any Revolving Credit Maturity Date then in effect (an “Extension Request”); provided that no Revolving Credit Maturity Date may be extended pursuant to an Extension Request more than once in any 12-month period. Within 10 Business Days after the delivery of such Extension Request (or such later date as New Paramount and the Administrative

Agent shall agree) (the “Extension Deadline”), each Lender shall notify the Administrative Agent and New Paramount promptly (but in any event no later than the Extension Deadline) in writing whether or not it consents to such Extension Request (which consent may be given or withheld in such Lender’s sole and absolute discretion) (each Lender agreeing to an Extension Request, an “Extending Lender” and each Lender declining to agree to an Extension Request, a “Non-Extending Lender”). Any Lender with a then-effective Commitment may consent to an Extension Request irrespective of whether such Lender previously had not been an Extending Lender with respect to a previous Extension Request. Any Lender not responding within the above specified time period shall be deemed not to have consented to such Extension Request. The Administrative Agent shall promptly notify New Paramount and the Lenders of the Lenders’ responses.

(b) The applicable Revolving Credit Maturity Date shall be extended only if the Required Lenders have consented to the Extension Request. For each such Extension Request, if so consented to, (i) the applicable Revolving Credit Maturity Date, as to Extending Lenders (irrespective of whether such Lender previously had been a Non-Extending Lender), shall be extended to the same date in the following year after giving effect to any prior extensions (such existing applicable Revolving Credit Maturity Date being the “Extension Effective Date”) and (ii) the applicable Revolving Credit Maturity Date, as to any Non-Extending Lender (provided that the Commitment of such Non-Extending Lender is not assumed in accordance with Section 2.26(f) on or prior to the applicable Extension Effective Date), shall remain the Revolving Credit Maturity Date in effect for such Non-Extending Lender prior to the Extension Effective Date. With respect to any previously Non-Extending Lender who is an Extending Lender with respect to a current Extension Request, by giving its consent, such Extending Lender shall be approving an extension of more than one year.

(c) In the event of any such extension, the Commitment of each Non-Extending Lender that has not been replaced as provided in Section 2.26(f) shall terminate on the applicable Revolving Credit Maturity Date in effect prior to any such extension, and the outstanding principal balance of all Loans, accrued and unpaid interest and other fees payable hereunder to such Non-Extending Lender shall become due and payable on such Revolving Credit Maturity Date. Thereafter, the aggregate Commitments effective as of such Revolving Credit Maturity Date shall be deemed equal to the Commitments of the Extending Lenders and the Assuming Lenders in respect of such extension.

(d) Notwithstanding the foregoing, the extension of any Revolving Credit Maturity Date pursuant to this Section 2.26 shall not be effective with respect to any Lender unless (i) no Default or Event of Default has occurred and is continuing on the Extension Effective Date and immediately after giving effect to such extension and (ii) the representations and warranties set forth in Article III are true and correct in all material respects on and as of the Extension Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.26(d), the representations and warranties contained in Sections 3.2, 3.3 and 3.11 shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1. As a condition precedent to each such extension, New Paramount shall deliver to the Administrative Agent a certificate of New Paramount dated as of the Extension Effective Date signed by a Responsible Officer of New Paramount certifying as to compliance with this Section 2.26(d).

(e) Notwithstanding anything to the contrary in this Section 2.26, no Revolving Credit Maturity Date may be extended with respect to any Issuing Lender without the prior written consent of such Issuing Lender (it being understood and agreed that, in the event any Issuing Lender shall not have consented to any such extension, (i) such Issuing Lender shall continue to have all the rights and obligations of an Issuing Lender hereunder through the applicable existing Revolving Credit Maturity Date and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit (but shall continue to be entitled to the benefits hereunder as to Letters of Credit issued prior to such time) and (ii) New Paramount shall cause the Aggregate LC Exposure attributable to Letters of Credit issued by such Issuing Lender to be zero no later than the day on which such Aggregate LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable existing Revolving Credit Maturity Date pursuant to this Section 2.26 (and, in any event, no later than such existing Revolving Credit Maturity Date) together with any accrued interest thereon, on the existing Revolving Credit Maturity Date).

(f) If there are any Non-Extending Lenders, New Paramount shall have the right to arrange for one or more Extending Lenders or new Lenders that will agree to an extension of the applicable Revolving Credit Maturity Date (each new Lender an “Assuming Lender”) to assume, effective as of the Extension Effective Date, any Non-Extending Lender’s entire Commitment and all of the obligations of such Non-Extending Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Extending Lender; provided however that:

(i) all additional cost reimbursements, expense reimbursements and indemnities payable to such Non-Extending Lender, and all other accrued and unpaid amounts owing to such Non-Extending Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Extending Lender; and

(ii) with respect to any such Assuming Lender, any applicable processing and recordation fee required under Section 9.4(b) for such assignment shall have been paid,

provided further that such Non-Extending Lender’s rights under Sections 2.15, 2.16, 2.20 and 9.5, and its indemnification obligations under Article VII, shall survive such assignment as to matters occurring prior to the date of assignment. At least one Business Day prior to the applicable Extension Effective Date, (x) each such Assuming Lender, if any, shall have delivered to New Paramount and the Administrative Agent an Assignment and Acceptance, duly executed by such Assuming Lender, such Non-Extending Lender, New Paramount and the Administrative Agent and (y) each such Extending Lender shall have delivered confirmation in writing satisfactory to New Paramount and the Administrative Agent as to the increase in the amount of its Commitment. Upon the payment or prepayment of all amounts referred to in clauses (i) and (ii) above, each such Assuming Lender, as of the Extension Effective Date, will be substituted for such Non-Extending Lender under this Agreement and shall become a Lender for all purposes of this Agreement with the rights and obligations of a Lender hereunder, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Extending Lender hereunder shall, by the provisions hereof, be released and discharged.

(g) In connection with any extension of any Revolving Credit Maturity Date under this Section 2.26, the Administrative Agent and New Paramount may, without the consent of any Lender or Issuing Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and New Paramount, to give effect to the provisions of this Section 2.26.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of New Paramount and Paramount hereby represents and warrants, and each other Subsidiary Borrower by its execution and delivery of a Subsidiary Borrower Request represents and warrants (to the extent specifically applicable to such Subsidiary Borrower), as applicable, to each of the Lenders that:

Section 3.1 Corporate Existence. Each ~~of Paramount~~Borrower and each Material Subsidiary: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being conducted, except where the failure to have any of the foregoing would not result in a Material Adverse Effect; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.

Section 3.2 Financial Condition. The consolidated balance sheet of Paramount and its Consolidated Subsidiaries as at December 31, 2018, and the related consolidated statements of operations and cash flows of Paramount and its Consolidated Subsidiaries for the fiscal year ended on such date, with the opinion thereon of PricewaterhouseCoopers LLP, heretofore furnished to each of the Lenders (or made available to the Lenders through access to a web site, including, without limitation, www.sec.gov), fairly present the consolidated financial condition of Paramount and its Consolidated Subsidiaries as at such date and the consolidated results of their operations for the fiscal year ended on such date in accordance with GAAP. Neither Paramount nor any of its Material Subsidiaries had on December 31, 2018 any known material contingent liability, except as referred to or reflected or provided for in any Exchange Act Report or in such balance sheets (or the notes thereto) as at such date.

Section 3.3 Litigation. Except as disclosed to the Lenders in any Exchange Act Report filed prior to the Effective Date or otherwise disclosed in writing to the Lenders prior to the Effective Date, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, pending or (to the knowledge of Paramount) threatened against Paramount or any of its Material Subsidiaries which have resulted in a Material Adverse Effect (it being agreed that any legal or arbitral proceedings which have been disclosed in any Exchange Act Report, whether threatened, pending, resulting in a judgment or otherwise, prior to the time a final judgment for the payment of money shall have been recorded against Paramount or any Material Subsidiary by any Governmental Authority having jurisdiction, and the judgment is non- appealable (or the time for appeal has expired) and all stays of execution have expired or been lifted shall not, in and of itself, be deemed to result in a Material Adverse Effect). “Exchange Act Report” shall mean, collectively, (a) the Annual Report of Paramount on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q and Reports on Form 8-K of Paramount filed with or furnished to the SEC and available on the SEC’s website subsequent to December 31, 2018, and prior to the Effective Date, in each case, as amended or supplemented before the Effective Date and (b) the Annual Report of Viacom on Form 10-K for the year ended September 30, 2019 and Reports on Form 8-K of Viacom filed with or furnished to the SEC and available on the SEC’s website subsequent to September 30, 2019, and prior to the Effective Date, in each case, as amended or supplemented before the Effective Date.

Section 3.4 No Breach, Etc. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or By-laws (or other equivalent organizational documents) of any Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any material agreement or instrument to which New Paramount or any of its Material Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of New Paramount or any of its Material Subsidiaries pursuant to the terms of any such agreement or instrument. Neither New Paramount nor any of its Material Subsidiaries is in default under or with respect to any of its material contractual obligations in any respect which would have a Material Adverse Effect.

Section 3.5 Corporate Action. Each Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery by each Borrower of this Agreement (or, in the case of each Subsidiary Borrower, the relevant Subsidiary Borrower Request), and the performance by each Borrower of this Agreement, have been duly authorized by all necessary corporate action on such Borrower’s part; this Agreement (or, in the case of each Subsidiary Borrower, the relevant Subsidiary Borrower Request) has been duly and validly executed and delivered by each Borrower; and this Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.6 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by each Borrower of this Agreement or for the validity or enforceability hereof.

Section 3.7 ERISA. New Paramount and, to the best of its knowledge, its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code except where any failure or non- compliance would not result in a Material Adverse Effect.

Section 3.8 Taxes. New Paramount and its Material Subsidiaries, to the knowledge of New Paramount, have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by or in respect of them and have paid or caused to be paid all taxes shown as due on such returns or pursuant to any assessment received by New Paramount or any of its Material Subsidiaries, except those being contested and reserved against in accordance with Section 5.2.

Section 3.9 Investment Company Act. No Borrower is an “investment company”, or a company “controlled” by an “investment company”, subject to regulation under the Investment Company Act of 1940, as amended.

Section 3.10 Environmental. Except as in the aggregate would not have a Material Adverse Effect, neither New Paramount nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance or liability regarding environmental matters or compliance with Environmental Laws with regard to any of its or its Subsidiaries’ Properties or business, nor does New Paramount have any knowledge that any notice will be received or is being threatened.

Section 3.11 Material Subsidiaries. The list of Subsidiaries set forth in the Annual Report of Paramount on Form 10-K for the year ended December 31, 2018, is complete and correct in all material respects with respect to Material Subsidiaries as of the date such Form 10- K was filed.

Section 3.12 Anti-Corruption Laws and Sanctions. New Paramount has implemented and maintains in effect policies and procedures designed to ensure compliance by New Paramount, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and to the knowledge of New Paramount’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller, Treasurer and General Counsel, is in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of New Paramount, any Subsidiary or, to the knowledge of New Paramount’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller, Treasurer and General Counsel, any director, officer or employee of New Paramount or any Subsidiary that will act in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing will be made or Letter of Credit issued (A) for the purpose of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of applicable Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating unauthorized transactions with any Sanctioned Person. No transactions undertaken by New Paramount and its Subsidiaries hereunder will be undertaken in violation of Anti-Corruption Laws or applicable Sanctions.

ARTICLE IV

CONDITIONS OF EFFECTIVENESS AND LENDING

Section 4.1 Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of Paramount.

(b) Closing Certificate. The Administrative Agent shall have received a Closing Certificate, substantially in the form of Exhibit E, of Paramount, dated the Effective Date, with appropriate insertions and attachments.

(c) Fees, Expenses and Interest. The Administrative Agent shall have received, in immediately available funds, payment of all outstanding loans and interest and fees accrued to the Effective Date under the Existing Credit Agreement, as well as costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with the Existing Credit Agreement.

(d) Opinion of Counsel. The Administrative Agent shall have received an opinion of the general counsel of Paramount, dated the Effective Date, in form and substance satisfactory to the Administrative Agent and customary for transactions of this type.

(e) Termination of CBS Credit Agreement. On or prior to the Effective Date, all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding under and with respect to the CBS Credit Agreement (other than any applicable Designated Letters of Credit) shall have been repaid in full, all commitments to extend credit thereunder shall have been terminated and any security interests and guarantees in connection therewith shall have been terminated and/or released. Each Lender party hereto that is a lender under the CBS Credit Agreement on the Effective Date hereby waives the requirement for a notice of such termination pursuant to Section 2.13 of the CBS Credit Agreement to be delivered three Business Days prior to the effectiveness of such termination.

Upon satisfaction of each of the conditions set forth in this Section 4.1, Paramount and the Administrative Agent shall execute a certificate of effectiveness in the form attached hereto as Exhibit I confirming such satisfaction and confirming the Effective Date and, thereafter, the Administrative Agent shall promptly notify the Lenders in writing of the Effective Date, and such notice shall be conclusive and binding.

Section 4.2 Initial Loans to Subsidiary Borrowers. The obligations of the Lenders or Issuing Lenders, as the case may be, to make the initial extension of credit hereunder (whether in the form of a Loan or the issuance of a Letter of Credit) to a particular Subsidiary Borrower (other than Paramount), if designated as such on or after the Effective Date, is subject to the satisfaction of the condition that New Paramount shall have delivered to the Administrative Agent a Closing Certificate of such Subsidiary Borrower, with appropriate insertions and attachments, one or more executed legal opinions with respect to such Subsidiary Borrower, and, to the extent not previously provided in connection with Section 2.25 hereto, all documentation and other information reasonably requested by any Lender through the Administrative Agent at least five Business Days prior to such initial extension of credit to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (in the case of a non-U.S. Subsidiary Borrower only), in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.3 All Credit Events. The obligation of each Lender to make each Loan, and the obligation of each Issuing Lender to issue each Letter of Credit, are subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received a request for, or notice of, such Credit Event if and as required by Section 2.3, 2.4, 2.6 or 2.7, as applicable;

(b) Each of the representations and warranties made by New Paramount and, in the case of a borrowing by a Subsidiary Borrower, by such Subsidiary Borrower, in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(c) At the time of and immediately after giving effect to such Credit Event no Default or Event of Default shall have occurred and be continuing; and

(d) After giving effect to such Credit Event, (i) with respect to Revolving Credit Loans, (A) the Outstanding Revolving Extensions of Credit of each Lender shall not exceed such Lender’s Commitment then in effect unless, in the case of a Swingline Lender, such Swingline Lender shall otherwise consent and (B) the Total Facility Exposure shall not exceed the Total Commitment then in effect, and (ii) with respect to Multi-Currency Revolving Loans, (A) the outstanding Multi-Currency Revolving Loans in a particular Multi-Currency shall not exceed the Multi-Currency Sublimit for such currency and (B) the aggregate outstanding Multi-Currency Revolving Loans shall not exceed the Total Multi-Currency Sublimit.

Each Credit Event shall be deemed to constitute a representation and warranty by New Paramount on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.3.

ARTICLE V

COVENANTS

New Paramount covenants and agrees with each Lender that, as long as the Commitments shall be in effect or the principal of or interest on any Loan shall be unpaid, or there shall be any Aggregate LC Exposure, unless the Required Lenders shall otherwise consent in writing:

Section 5.1 Financial Statements. New Paramount shall deliver to each of the Lenders:

(a) within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of New Paramount, consolidated statements of operations and cash flows of New Paramount and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of New Paramount which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of New

Paramount and its Consolidated Subsidiaries in accordance with GAAP as at the end of, and for, such period, subject to normal year- end audit adjustments; provided, that the requirement herein for the furnishing of such quarterly financial statements may be fulfilled by providing to the Lenders the report of New Paramount to the SEC on Form 10-Q for the applicable quarterly period, accompanied by the officer’s certificate described in the last paragraph of this Section 5.1;

(b) within 120 days after the end of each fiscal year of New Paramount, consolidated statements of operations and cash flows of New Paramount and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon (unqualified as to the scope of the audit) of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of New Paramount and its Consolidated Subsidiaries as at the end of, and for, such fiscal year; provided, that the requirement herein for the furnishing of annual financial statements may be fulfilled by providing to the Lenders the report of New Paramount to the SEC on Form 10-K for the applicable fiscal year;

(c) promptly upon their becoming publicly available, copies of all registration statements and regular periodic reports (including without limitation any and all reports on Form 8-K), if any, which New Paramount or any of its Subsidiaries shall have filed with the SEC or any national securities exchange;

(d) promptly upon the mailing thereof to the shareholders of New Paramount generally, copies of all financial statements, reports and proxy statements so mailed;

(e) within 30 days after a Responsible Officer of New Paramount knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist which would reasonably be expected to result in a Material Adverse Effect, a statement signed by a senior financial officer of New Paramount setting forth details respecting such event or condition and the action, if any, which New Paramount or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by New Paramount or an ERISA Affiliate with respect to such event or condition):

(i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with Section 412(c) of the Code or Section 302(c) of ERISA;

(ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

(iii) the institution by the PBGC of proceedings under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee under Section 4042(b) of ERISA to administer, any Plan, or the receipt by New Paramount or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iv) the complete or partial withdrawal by New Paramount or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by New Paramount or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against New Paramount or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

(vi) a failure to make a required installment or other payment with respect to a Plan (within the meaning of Section 430(k) of the Code), in which case the notice required hereunder shall be provided within 10 days after the due date for filing notice of such failure with the PBGC;

(f) promptly after a Responsible Officer of New Paramount knows or has reason to believe that any Default or Event of Default has occurred, a notice of such Default or Event of Default describing it in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that New Paramount has taken and proposes to take with respect thereto;

(g) promptly after a Responsible Officer of New Paramount knows that any change has occurred in ~~Paramount’s~~the Debt Rating by any Rating Agency, a notice describing such change; and

(h) promptly from time to time such other information regarding the financial condition, operations or business of New Paramount or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender through the Administrative Agent may reasonably request.

New Paramount will furnish to the Administrative Agent and each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate (which may be a copy in the case of each Lender) of a Financial Officer of New Paramount (a “Compliance Certificate”) (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing it in reasonable detail and describing the action that New Paramount has taken and proposes to take with respect thereto), and (ii) setting forth in reasonable detail the computations (including any pro forma calculations as described in Section 1.2(c)) necessary to determine whether New Paramount is in compliance with the Financial Covenant as of the end of the respective quarterly fiscal period or fiscal year. Each Lender hereby agrees that New Paramount may, in its discretion, provide any notice, report or other information to be provided pursuant to this Section 5.1 to such Lender (i) by electronic mail to the electronic mail address provided by such Lender and/or (ii) through access to a web site, including, without limitation, www.sec.gov.

Section 5.2 Corporate Existence, Etc. New Paramount will, and will cause each of its Material Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that (a) nothing in this Section 5.2 shall prohibit any transaction expressly permitted under Section 5.4, (b) the corporate existence of any Subsidiary (other than a Subsidiary Borrower) may be terminated if, in the good faith judgment of the board of directors or the Chief Financial Officer of New Paramount, such termination is in the best interests of New Paramount and such termination would not have a Material Adverse Effect, and (c) New Paramount or such Material Subsidiary shall not be required to preserve or maintain any such right, privilege or franchise if the board of directors of New Paramount or such Material Subsidiary, as the case may be, shall determine that the preservation or maintenance thereof is no longer desirable in the conduct of the business of New Paramount or such Material Subsidiary, as the case may be); comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all Environmental Laws) and with all contractual obligations if failure to comply with such requirements or obligations would reasonably be expected to result in a Material Adverse Effect; pay and discharge all material taxes, assessments, governmental charges, levies or other obligations of whatever nature imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge, levy or other obligation the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, all as in the judgment of New Paramount or such Material Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (provided that New Paramount or such Material Subsidiary shall not be required to maintain any such Property if the failure to maintain any such Property is, in the judgment of New Paramount or such Material Subsidiary, desirable in the conduct of the business of New Paramount or such Material Subsidiary); keep proper books of records and accounts in which entries that are full, true and correct in all material respects shall be made in conformity with GAAP; and permit representatives of any Lender, during normal business hours upon reasonable advance notice, to inspect any of its books and records and to discuss its business and affairs with its Financial Officers or their designees, all to the extent reasonably requested by such Lender.

Section 5.3 Insurance. New Paramount will, and will cause each of its Material Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business and similarly situated against loss or damage of the kinds and in the amounts consistent with prudent business practice and carry such other insurance as is consistent with prudent business practice (it being understood that self-insurance shall be permitted to the extent consistent with prudent business practice).

Section 5.4 Prohibition of Fundamental Changes. New Paramount will not, and will not permit any of its Material Subsidiaries to, (i) enter into any transaction of merger, consolidation, liquidation or dissolution (including, without limitation, pursuant to an LLC Division) or (ii) Dispose of, in one transaction or a series of related transactions, all or a substantial part of the consolidated assets of New Paramount and its Subsidiaries taken as a whole, whether now owned or hereafter acquired (excluding (x) financings by way of sales of receivables or inventory, (y) inventory or other Property Disposed of in the ordinary course of business and (z) obsolete or worn-out Property, tools or equipment no longer used or useful in its business). Notwithstanding the foregoing provisions of this Section 5.4:

(a) any Subsidiary of New Paramount may be merged or consolidated with or into: (i) New Paramount, if New Paramount shall be the continuing or surviving corporation or (ii) any other such Subsidiary (including Paramount); provided, that (x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, such Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) if any such transaction shall be between a Subsidiary and a Subsidiary Borrower, the continuing or surviving corporation shall be a Subsidiary Borrower;

(b) any Subsidiary of New Paramount may distribute, dividend or Dispose of any of or all its Property (upon voluntary liquidation or otherwise) to New Paramount or a Wholly Owned Subsidiary of New Paramount (including Paramount);

(c) Paramount or New Paramount may merge or consolidate with or into any other Person if (i) either (x) Paramount or New Paramount, as applicable, is the continuing or surviving corporation or (y) the corporation formed by such consolidation or into which or under which Paramount or New Paramount is merged (such person, a “NewCo” ) shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of Paramount or New Paramount, as applicable, hereunder pursuant to a written agreement and shall have delivered to the Administrative Agent such agreement and a certificate of a Responsible Officer and an opinion of counsel to the effect that such merger or consolidation complies with this Section 5.4(c), and (ii) after giving effect thereto and to any repayment of Loans to be made upon consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing;

(d) any Subsidiary of New Paramount may merge or consolidate with or into any other Person if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that, except as otherwise expressly provided in Section 4.2 with respect to Subsidiary Borrowers, no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing;

(e) New Paramount or any Subsidiary of New Paramount may Dispose of its Property if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that, except as otherwise expressly provided in Section 4.2 with respect to Subsidiary Borrowers, no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing; and

(f) any Subsidiary of New Paramount may consummate an LLC Division; provided that if any such LLC Division is of a Subsidiary Borrower either (i) the Loans made to such Subsidiary Borrower shall be repaid or (ii) a resulting LLC of such LLC Division shall comply with Section 4.2 with respect to becoming a Subsidiary Borrower.

Section 5.5 Limitation on Liens. New Paramount shall not, directly or indirectly, create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, except:

(a) purchase money Liens or purchase money security interests upon or in any Property acquired or held by New Paramount or any Subsidiary of New Paramount in the ordinary course of business to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property;

(b) Liens existing on Property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition);

(c) Liens on Property of Persons which become or became Subsidiaries securing Indebtedness existing, with respect to any such Person, on the date such Person becomes or became a Subsidiary (other than any such Lien created in contemplation of such Person becoming a Subsidiary);

(d) Liens securing Indebtedness incurred by New Paramount or any Subsidiary of New Paramount; provided, however, that the aggregate principal amount of Indebtedness referred to in this clause (d) secured by Liens shall not exceed $100,000,000 at any time outstanding; and

(e) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (a), (b), (c) or (d) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded.

Section 5.6 Limitation on Subsidiary Indebtedness. New Paramount will not permit any of its Subsidiaries (other than Paramount) to create, incur, assume or suffer to exist any Indebtedness (which includes, for the purposes of this Section 5.6, any preferred stock), except:

(a) Indebtedness of any Person which is acquired by New Paramount or any of its Subsidiaries after the Effective Date, which Indebtedness was outstanding prior to the date of acquisition of such Person and was not created in anticipation thereof;

(b) any Indebtedness owing by New Paramount or any of its Subsidiaries to New Paramount or any of its Subsidiaries (including any intercompany Indebtedness created by the declaration of any dividend (including a note payable dividend) by any Subsidiary to New Paramount or any of its other Subsidiaries);

(c) Indebtedness (including backed-up commercial paper) of any Subsidiary Borrower under this Agreement;

(d) Indebtedness outstanding on the Effective Date and set forth on Schedule 5.6;

(e) any replacement, renewal, refinancing or extension of any Indebtedness permitted by Section 5.6(a) through (c) or set forth on Schedule 5.6 that does not exceed the aggregate principal amount (plus associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended (except that accrued and unpaid interest may be part of any refinancing);

(f) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and

(g) Indebtedness incurred after the Effective Date; provided, that after giving effect thereto the aggregate principal amount of Indebtedness incurred pursuant to this paragraph (g) that is outstanding on such date (it being understood that, for the purposes of this paragraph (g), the term “Indebtedness” does not include Indebtedness excepted by any of clauses (a) through (f) inclusive) does not exceed the greater of (i) an aggregate principal amount in excess of 5% of Consolidated Tangible Assets (measured by reference to the then latest financial statements delivered pursuant to Section 5.1(a) or (b), as applicable; provided, that prior to the delivery of any such financial statements, Consolidated Tangible Assets shall be measured by reference to the most recent financial statements referred to in Section 3.3) and (ii) $1,000,000,000 at any time.

Section 5.7 Consolidated Total Leverage Ratio. New Paramount, will not permit the Consolidated Total Leverage Ratio, as of the last day of any fiscal quarter of New Paramount~~,~~ to be greater than (a) with respect to any fiscal quarter ending on or prior to September 30, 2024, 5.75 to 1.00, (b) with respect to the fiscal quarter ending December 31, 2024, 5.50 to 1.00, (c) with respect to the fiscal quarter ending March 31, 2025, 5.50 to 1.00, (d) with respect to the fiscal quarter ending June 30, 2025, 5.25 to 1.00, (e) with respect to the fiscal quarter ending September 30, 2025, 5.00 to 1.00, (f) with respect to the fiscal quarter ending December 31, 2025, 4.75 to 1.00 and (g) with respect to any fiscal quarter ending March 31, 2026 or thereafter, 4.50 to 1.00; provided that, following the consummation of a Qualifying Acquisition after September 30, 2025, if New Paramount shall so elect by a notice delivered to the Administrative Agent within 60 days after the end of the fiscal period in which the consummation of such Qualifying Acquisition occurs or in connection with the delivery of a Compliance Certificate, whichever is sooner~~;~~ (provided, however that no Default or Event of Default may be declared under this Section 5.7 nor shall be deemed to have occurred for the period commencing at the end of such fiscal quarter and until such election is made), such maximum Consolidated Total Leverage Ratio shall be increased to 5.00 to 1.00 at the end of and for the fiscal quarter during which such Qualifying Acquisition shall have been consummated and at the end of and for each of the following three consecutive fiscal quarters. Following any election under this Section 5.7, New Paramount may not make a subsequent election until after the required Consolidated Total Leverage Ratio level has returned to 4.50 to 1.00 for at least two consecutive fiscal quarters following such election.

Section 5.8 Use of Proceeds. On and after the Effective Date, each Borrower will use the proceeds of the Loans and will use the Letters of Credit hereunder solely for general corporate purposes (in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation U and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder); provided, that neither any Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

Section 5.9 Transactions with Affiliates. Excepting transactions directly or indirectly entered into pursuant to any agreement entered into prior to the Effective Date, or transactions contemplated by any agreement directly or indirectly entered into prior to the Effective Date, New Paramount will not, and will not permit any of its Material Subsidiaries to, directly or indirectly enter into any material transaction with any Affiliate of New Paramount except on terms at least as favorable to New Paramount or such Subsidiary as it could obtain on an arm’s-length basis.

ARTICLE VI

EVENTS OF DEFAULT

In case of the happening of any of the following events (“Events of Default”);

(a) (i) any Borrower shall default in the payment when due of any principal of any Loan or (ii) any Borrower shall default in the payment when due of any interest on any Loan, any reimbursement obligation in respect of any LC Disbursement, any Fee or any other amount payable by it hereunder and, in the case of this clause (ii), such default shall continue unremedied for a period of five Business Days;

(b) any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

(c) (i) New Paramount or Paramount shall default in the performance of any of its obligations under Sections 5.7 or 5.8,

(ii) New Paramount or Paramount shall default in the performance of any of its obligations under Section 5.4 and, in the case of this clause (ii), such default shall continue unremedied for a period of 5 days after notice thereof to New Paramount by the Administrative Agent or the Required Lenders (through the Administrative Agent), or

(iii) New Paramount or Paramount shall default in the performance of any of its other obligations under this Agreement and, in the case of this clause (iii), such default shall continue unremedied for a period of 15 days after notice thereof to New Paramount by the Administrative Agent or the Required Lenders (through the Administrative Agent);

(d) New Paramount or any of its Subsidiaries shall (i) fail to pay at final maturity any Indebtedness in an aggregate amount in excess of $250,000,000, or (ii) fail to make any payment (whether of principal, interest or otherwise), regardless of amount, due in respect of, or fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing, any such Indebtedness, in excess of $250,000,000 if the effect of any failure referred to in this clause (ii) has caused such Indebtedness to become due prior to its stated maturity (it being agreed that for purposes of this paragraph (d) only, the term “Indebtedness” shall include obligations under any interest rate protection agreement, foreign currency exchange agreement or other interest or exchange rate hedging agreement and that the amount of any Person’s obligations under any such agreement shall be the net amount that such Person could be required to pay as a result of a termination thereof by reason of a default thereunder);

(e) New Paramount or any of its Material Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as such debts become due;

(f) New Paramount or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding- up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(g) a proceeding or a case shall be commenced in respect of New Paramount or any of its Material Subsidiaries, without the application or consent of New Paramount or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of New Paramount or such Material Subsidiary or of all or any substantial part of its assets or (iii) similar relief in respect of New Paramount or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against New Paramount or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

(h) subject to Schedule VI(h), a final judgment or judgments for the payment of money in excess of $250,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against New Paramount and/or any of its Material Subsidiaries and the same shall not be paid or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and New Paramount or the relevant Material Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(i) an event or condition specified in Section 5.1(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, New Paramount or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which would constitute a Material Adverse Effect;

(j) the guarantee by New Paramount or Paramount contained in Section 8.1 shall cease, for any reason, to be in full force and effect or New Paramount or Paramount shall so assert; or

(k) a Change of Control shall have occurred;

then and in every such event (other than an event with respect to New Paramount described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to New Paramount, take any or all of the following actions, at the same or different times: (I) terminate forthwith the Commitments, (II) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding, and (III) require that New Paramount deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future LC Disbursements; and in any event with respect to any Borrower described in paragraph (f) or (g) above, (A) if such Borrower is New Paramount, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder, shall automatically become due and payable and New Paramount shall be required to deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future drawings under the Letters of Credit and (B) if such Borrower is a Subsidiary Borrower, the principal of the Loans made to such Subsidiary Borrower then outstanding, together with accrued interest thereon and all other liabilities of such Subsidiary Borrower accrued hereunder, shall automatically become due and payable and such Subsidiary Borrower shall be required to deposit cash with the Administrative Agent, in an amount equal to the outstanding Letters of Credit issued to such Subsidiary Borrower, as collateral security for the repayment of any future drawings under the Letters of Credit, in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.

ARTICLE VII

THE AGENTS

In order to expedite the transactions contemplated by this Agreement, each Agent is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and the Issuing Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and Issuing Lenders all payments of principal of and interest on the Loans and the LC Disbursements and all other amounts due to the Lenders and the Issuing Lenders hereunder, and promptly to distribute to each Lender and Issuing Lender its proper share of each payment so received, (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder and (c) to distribute to each Lender and Issuing Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent.

Neither any Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. None of the Agents or the Borrowers shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, and no provision in the Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary duty owing to any Agent, any Lender, any Borrower or any Subsidiary, or any of their respective Affiliates, by any party hereto. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Issuing Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents nor any of their directors, officers, employees or agents shall have any responsibility to any Borrower on account of the failure of or delay in performance or breach by any Lender or Issuing Lender of any of its obligations hereunder or to any Lender or Issuing Lender on account of the failure of or delay in performance or breach by any other Agent, any other Lender or Issuing Lender or any Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

The Lenders and the Issuing Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint from the Lenders a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint from the Lenders a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank, which successor shall be acceptable to New Paramount (such acceptance not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

With respect to the Loans made by them and their LC Exposure hereunder, the Agents in their individual capacity and not as Agents shall have the same rights and powers as any other Lender and may exercise the same as though they were not Agents, and the Agents and their affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any of their respective Subsidiaries or any Affiliate thereof as if they were not Agents.

Each Lender and Issuing Lender agrees (i) to reimburse the Administrative Agent in the amount of its pro rata share (based on its Total Facility Percentage or, after the date on which the Loans shall have been paid in full, based on its Total Facility Percentage immediately prior to such date) of any reasonable, out-of-pocket expenses incurred for the benefit of the Lenders or the Issuing Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Lenders, which shall not have been reimbursed by or on behalf of any Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement, to the extent the same shall not have been reimbursed by or on behalf of New Paramount; provided, that no Lender or Issuing Lender shall be liable to the Administrative Agent or any such director, officer, employee or agent for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or Issuing Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

None of the Documentation Agents, the Syndication Agents, the Joint Lead Arrangers, the Joint Bookrunners or any managing agent shall have any duties, liabilities or responsibilities hereunder in its capacity as such.

Each Lender and Issuing Lender hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Lender under this paragraph shall be conclusive, absent manifest error.

Each Lender and Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The parties hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations hereunder owed by any Borrower, provided that this section shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of New Paramount relative to the amount (and/or timing for payment) of the obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of any remedies), any Borrower for the purpose of a payment on the obligations.

Each party’s obligations under the preceding three paragraphs shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE VIII

~~PARAMOUNT~~ GUARANTEE

Section 8.1 ~~Paramount~~ Guarantee. (a) Guarantee. In order to induce the Administrative Agent and the Lenders to become bound by this Agreement and to make the Loans hereunder to New Paramount and the Subsidiary Borrowers, and in consideration thereof, ~~Paramount~~each Parent Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by New Paramount and each Subsidiary Borrower (including, for the avoidance of doubt, Paramount) when due (whether at stated maturity, by acceleration or otherwise) of the New Paramount Obligations and the Subsidiary Borrower Obligations, and ~~Paramount~~each Parent Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 8.1(a). The guarantee contained in this Section 8.1(a), subject to Section 8.1(e), shall remain in full force and effect until the New Paramount Obligations and the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations. ~~Paramount~~Each Parent Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 8.1, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 8.1 for such purpose. No payment or payments made by New Paramount, any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from New Paramount or any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the New Paramount Obligations or the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of ~~Paramount~~each Parent Guarantor under this Section 8.1 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding New Paramount Obligations and the Subsidiary Borrower Obligations until, subject to Section 8.1(e), the New Paramount Obligations and the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

(b) No Subrogation, Etc. Notwithstanding any payment or payments made by ~~Paramount~~any Parent Guarantor hereunder, or any setoff or application of funds of ~~Paramount~~any Parent Guarantor by the Administrative Agent or any Lender, ~~Paramount~~neither Parent Guarantor shall ~~not~~ be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against New Paramount or any Subsidiary Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the New Paramount Obligations or the Subsidiary Borrower Obligations, nor shall ~~Paramount~~any Parent Guarantor seek or be entitled to seek any contribution, reimbursement, exoneration or indemnity from or against New Paramount or any Subsidiary Borrower in respect of payments made by ~~Paramount~~any Parent Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations ~~are~~and by New Paramount on the account of the New Paramount Obligations are, in each case, paid in full and the Commitments are terminated. So long as the Subsidiary Borrower Obligations remain outstanding, if any amount shall be paid by or on behalf of New Paramount, any Subsidiary Borrower or any other Person to ~~Paramount~~any Parent Guarantor on account of any of the rights waived in this Section 8.1, such amount shall be held by ~~Paramount~~such Parent Guarantor in trust, segregated from other funds of ~~Paramount~~such Parent Guarantor, and shall, forthwith upon receipt by ~~Paramount~~such Parent Guarantor, be turned over to the Administrative Agent in the exact form received by ~~Paramount~~such Parent Guarantor (duly indorsed by ~~Paramount~~such Parent Guarantor to the Administrative Agent, if required), to be applied against the New Paramount Obligations or the Subsidiary Borrower Obligations, as the case may be, whether matured or unmatured, in such order as the Administrative Agent may determine.

(c) Amendments, Etc. with Respect to the New Paramount Obligations and the Subsidiary Borrower Obligations. ~~Paramount~~Each Parent Guarantor shall remain obligated under this Section 8.1 notwithstanding that, without any reservation of rights against ~~Paramount~~any Parent Guarantor, and without notice to or further assent by ~~Paramount~~any Parent Guarantor, any demand for payment of or reduction in the principal amount of any of the New Paramount Obligations or the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the New Paramount Obligations or the Subsidiary Borrower Obligations continued, and the New Paramount Obligations and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Lenders (or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the New Paramount Obligations and the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the New Paramount Obligations or the Subsidiary Borrower Obligations or for the guarantee contained in this Section 8.1 or any property subject thereto.

(d) Guarantee Absolute and Unconditional. ~~Paramount~~Each Parent Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the New Paramount Obligations or the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 8.1 or acceptance of the guarantee contained in this Section 8.1; the New Paramount Obligations and the Subsidiary Borrower Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 8.1; and all dealings between ~~Paramount~~any Parent Guarantor or the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 8.1. ~~Paramount~~Each Parent Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon ~~Paramount~~such Parent Guarantor or any Subsidiary Borrower with respect to the New Paramount Obligations and the Subsidiary Borrower Obligations. The guarantee contained in this Section 8.1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the New Paramount Obligations or the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable requirements of law of repayment by the relevant Subsidiary Borrower of any New Paramount Obligations or the Subsidiary Borrower Obligations or the adoption of any requirement of law purporting to render any New Paramount Obligations or any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by the applicable Subsidiary Borrower) which may at any time be available to or be asserted by ~~Paramount~~any Parent Guarantor against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of ~~Paramount~~any Parent Guarantor or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any of the New Paramount Obligations or any of its Subsidiary Borrower Obligations, or of ~~Paramount~~any Parent Guarantor under the guarantee contained in this Section 8.1, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 8.1 against ~~Paramount~~any Parent Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the New Paramount Obligations or the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve ~~Paramount~~any Parent Guarantor of any liability under this Section 8.1, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against ~~Paramount~~any Parent Guarantor.

(e) Reinstatement. The guarantee contained in this Section 8.1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the New Paramount Obligations or any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

(f) Payments. ~~Paramount~~Each Parent Guarantor hereby agrees that any payments in respect of the New Paramount Obligations or the Subsidiary Borrower Obligations pursuant to this Section 8.1 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 9.1. Notwithstanding the foregoing, any payments in respect of the New Paramount Obligations or the Subsidiary Borrower Obligations pursuant to this Section 8.1 with respect to any Loan denominated in any Foreign Currency (including principal of or interest on any such Loan or other amounts) hereunder shall be made without setoff or counterclaim to the Administrative Agent at its offices at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd, NCC5, Newark, DE, 19713-2107, Floor 01, in the relevant Foreign Currency and in immediately available funds.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices. Notices and other communications provided for herein shall be in writing (or, where permitted to be made by telephone, shall be confirmed promptly in writing) and shall be delivered by hand or overnight courier service, mailed, electronically mailed or sent by facsimile as follows:

(a) if to New Paramount, to it at ~~Paramount Global,~~ 1515 Broadway, New York, ~~New York~~NY 10036, Attention: ~~Treasurer (Email: viacomtreasurysupport@viacom.com), with a copy to~~ General Counsel (Email: ~~LegalNotices@viacom~~ParamountGlobalLegalNotices@paramount .com);

(b) if to the Administrative Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services, 131 S Dearborn St, Floor 04, Chicago, IL 60603-5506, United States, Attention: Leah Bain (Facsimile No.: (312) 732-1174, Email: leah.bain@chase.com);

(c) if to any Issuing Lender, to it at the address for notices specified in the applicable Issuing Lender Agreement;

(d) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire or in the Assignment and Acceptance or New Lender Supplement (as the case may be) pursuant to which such Lender shall have become a party hereto; and

(e) if to a Subsidiary Borrower, to it at its address set forth in the relevant Subsidiary Borrower Request.

Notwithstanding the foregoing, each of New Paramount, any other Borrower, the Administrative Agent, any Issuing Lender and any Lender may, in its discretion, provide any notice, report or other information to be provided under this Agreement to a Lender (i) by electronic mail to the electronic mail address provided by such Lender in its Administrative Questionnaire and/or (ii)

through access to a web site. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on (A) the date of receipt if delivered by hand or overnight courier service or sent by facsimile or electronic mail (except that, if not received during normal business hours for the recipient, the next Business Day for the recipient), (B) the date of posting if given by web site access, (C) the date of such telephone call, if permitted by the terms hereof and if promptly confirmed in writing, or (D) on the date five Business Days after dispatch by registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1. Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the Borrowers and the Administrative Agent.

Section 9.2 Survival of Agreement. All representations and warranties made hereunder and in any certificate delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the Agents and the Lenders and shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by the Agents or the Lenders or on their behalf.

Section 9.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender and their respective successors and assigns, except that New Paramount and Paramount shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

Section 9.4 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Borrower, any Agent or any Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment or Swingline Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or a Lender Affiliate (other than if at the time of such assignment, such Lender or Lender Affiliate would be entitled to require any Borrower to pay greater amounts under Section 2.20(a) than if no such assignment had occurred, in which case such assignment shall be subject to the consent requirement of this clause (i)), New Paramount, the Administrative Agent and each Issuing Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent of New Paramount shall be required if an Event of Default under paragraphs (a), (f) or (g) has occurred and is continuing at the time of such assignment, (ii) (x) except in the case of assignments to any Person that is a Lender prior to giving effect to such assignment, the amount of the aggregate Commitments and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if applicable, the Dollar equivalent thereof) (or such lesser amount as may be agreed by the Administrative Agent) and (y) the amount of the aggregate Commitments and/or Loans retained by any assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if applicable, the Dollar equivalent thereof) (or such lesser amount as may be agreed by the Administrative Agent), unless (in the case of clause (x) or (y) above) the assigning Lender’s Commitment and Loans (other than any Competitive Loans) are being reduced to $0 pursuant to such assignment, (iii) the assignor and assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.4(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (or any lesser period to which the Administrative Agent and New Paramount may agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.20 and 9.5, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender or Issuing Lender assigning its rights and obligations under this Agreement may maintain any Competitive Loans or Letters of Credit made or issued by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans or Letters of Credit so maintained until such Loans or Letters of Credit have been repaid or terminated in accordance with this Agreement. Notwithstanding anything to the contrary contained herein, no such assignment shall be made to a natural person, New Paramount or any of its Affiliates or Subsidiaries, or a Defaulting Lender or any of its Subsidiaries.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of New Paramount or any of its Subsidiaries or the performance or observance by New Paramount or any of its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 3.2 and 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Agent or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of New Paramount, the Administrative Agent and each Issuing Lender to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to New Paramount.

(f) Each Lender may without the consent of any Borrower, the Agents or any Issuing Lender sell participations to one or more banks, other financial institutions or other entities (provided, that any such other entity is not a competitor of New Paramount or any Affiliate of New Paramount) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks, financial institutions or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.16 and 2.20 to the same extent as if they were Lenders (provided, that additional amounts payable to any Lender pursuant to Section 2.20 shall be determined as if such Lender had not sold any such participations) and (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of each Borrower relating to the Loans and the Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or LC Disbursements, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or LC Disbursements or of LC Fees or Facility Fees, increasing the amount of or extending the Commitments or releasing the guarantee contained in Section 8.1, in each case to the extent the relevant participant is directly affected thereby). Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided, that, prior to any such disclosure of information designated by such Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a Confidentiality Agreement (or enter into confidentiality undertakings substantially similar to those in Exhibit D hereto) whereby such assignee or participant shall agree (subject to the exceptions set forth therein) to preserve the confidentiality of such confidential information. A copy of each such Confidentiality Agreement executed by an assignee shall be promptly furnished to New Paramount. It is understood that confidential information relating to the Borrowers would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

(h) Notwithstanding the limitations set forth in paragraph (b) above, (i) any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a “fund” may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender’s indebtedness, in each case without the prior written consent of any Borrower, the Administrative Agent or any Issuing Lender; provided, that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the relevant Borrower, the option to provide to such Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the relevant Borrower, the Administrative Agent and the Issuing Lenders and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by such Borrower, the Administrative Agent and each Issuing Lender) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of any SPC which has been identified as such by the Granting Bank to the Administrative Agent and the relevant Borrower and which then holds any Loan pursuant to this paragraph (i).

(j) Neither New Paramount nor any Subsidiary Borrower shall assign or delegate any of its rights or duties hereunder without the prior consent of all the Lenders; provided that each of Paramount and New Paramount may assign or delegate any of its rights or duties hereunder (excepting its rights and duties pursuant to Section 8.1) to any Subsidiary Borrower and any Subsidiary Borrower may assign or delegate any of its rights or duties hereunder to New Paramount, Paramount or to any other Subsidiary Borrower, in each case without the prior consent of the Lenders unless such assignment would adversely affect the Lenders; provided further, that ~~Paramount may and any Subsidiary~~any Borrower may assign or delegate any of its rights and duties hereunder pursuant to a merger or consolidation permitted by Section 5.4(a), (c) or (f) without the prior consent of the Lenders.

Section 9.5 Expenses; Limitation of Liability; Indemnity. (a) Each of Paramount and New Paramount agrees to pay all reasonable legal and other out-of-pocket expenses incurred by JPMorgan Chase, in its capacity as a Joint Lead Arranger and in its capacity as a Joint Bookrunner, and by the Administrative Agent and their respective affiliates in connection with the preparation, negotiation, execution and delivery of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Agent, any Lender or any Issuing Lender in connection with the enforcement or protection of the rights of the Agents, the Lenders or the Issuing Lenders under this Agreement or in connection with the Loans made or the Letters of Credit issued hereunder, including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for JPMorgan Chase, in its capacity as a Joint Lead Arranger and in its capacity as a Joint Bookrunner, and the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Agent, Lender or Issuing Lender.

(b) To the extent permitted by applicable law (i) New Paramount and each Subsidiary Borrower shall not assert, and New Paramount and each Subsidiary Borrower hereby waive, any claim against any Agent, any Issuing Lender and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems

(including the Internet) (provided, that the foregoing will not apply to any Liabilities to the extent they are found by a final non- appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender-Related Person), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.5(b) shall relieve New Paramount of any obligation it may have to indemnify an Indemnified Person, as provided in Section 9.5(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) Each of Paramount and New Paramount agrees to indemnify and hold harmless each Agent, each Lender, each Issuing Lender and each of their respective directors, officers, employees, affiliates and agents (each, an “Indemnified Person”) against, and to reimburse each Indemnified Person, upon its demand, for, any Liabilities or other expenses, to which such Indemnified Person becomes subject insofar as such Liabilities or other expenses arise out of or in any way relate to or result from (i) the execution or delivery of this Agreement, any Letter of Credit or any agreement or instrument contemplated hereby (and any amendment hereto or thereto), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) the use (or proposed use) of the proceeds of the Loans or other extensions of credit hereunder, including, without limitation, Liabilities and other expenses consisting of reasonable legal, settlement or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether commenced by any Borrower or any Indemnified Person and whether or not such Indemnified Person is a party thereto); provided, that the foregoing will not apply to any Liabilities or other expenses to which an Indemnified Person becomes subject to the extent they are found by a final non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

(d) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or Lender. All amounts under this Section 9.5 shall be payable on written demand therefor.

Section 9.6 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or the Administrative Agent Fee Letter held by such Agent or Lender which shall be due and payable. The rights of each Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Agent or Lender may have.

Section 9.7 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.8 Waivers; Amendment. (a) No failure or delay of any Agent, any Issuing Lender or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower from any such provision shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by the Borrowers and the Required Lenders (subject to Section 2.24(ii) with respect to any Defaulting Lender) or as contemplated by Section 2.12(b); provided, however, that no such agreement shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated amount of any LC Disbursement, interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the prior written consent of each Lender directly affected thereby (except as set forth in Section 2.26); (ii) amend, modify or waive any provision of this Section 9.8(b), or reduce the percentage specified in the definition of “Required Lenders”, release the guarantee contained in Section 8.1 or consent to the assignment or delegation by Paramount or any Subsidiary Borrower of any of its rights and obligations under this Agreement (except (A) by Paramount (excepting its rights and duties pursuant to Section 8.1) to any Subsidiary Borrower or (B) by any Subsidiary Borrower to Paramount or to any other Subsidiary Borrower and as set forth in Section 9.4(j)), in each case without the prior written consent of all the Lenders; (iii) amend, modify or waive Section 2.17(a) in a manner that would alter the pro rata allocation of payments required thereby without the prior written consent of all the Lenders; (iv) amend, modify or waive the condition precedent set forth in Section 4.1(c) without the prior written consent of all the Lenders; or (v) amend, modify or waive any provision of Article VII without the prior written consent of each Agent affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lenders or the Issuing Lenders hereunder in such capacity without the prior written consent of the Administrative Agent, each Swingline Lender directly affected thereby or each Issuing Lender directly affected thereby, as the case may be.

Section 9.9 Entire Agreement. This Agreement (together with the Issuing Lender Agreements, the Subsidiary Borrower Designations, the Subsidiary Borrower Requests and the Administrative Agent Fee Letter) constitutes the entire contract between the parties relative to the subject matter hereof (but not any provision of the Commitment Letter referred to in the Administrative Agent Fee Letter that by the terms of such document survive the execution of this Agreement). Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.3.

Section 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.14 Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Subsidiary Borrower designates and directs New Paramount at its offices at 1515 Broadway, New York, New York 10036, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in this Section 9.14 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of New Paramount to give any notice of such service to any Subsidiary Borrower shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its Properties in the courts of any jurisdiction.

(b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.15 Confidentiality (a). (a) Each Lender agrees to keep confidential and not to disclose (and to cause its affiliates, officers, directors, employees, agents and representatives to keep confidential and not to disclose) and, at the request of New Paramount (except as provided below or if such Lender is required to retain any Confidential Information (as defined below) pursuant to customary internal or banking practices, bank regulations or applicable law), promptly to return to New Paramount or destroy the Confidential Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that such Lender shall be permitted to disclose Confidential Information (i) to such of its officers, directors, employees, agents, affiliates and representatives as need to know such Confidential Information in connection with such Lender’s participation in this Agreement, each of whom shall be informed by such Lender of the confidential nature of the Confidential Information and shall agree to be bound by the terms of this Section 9.15; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any Governmental Authority or agency having jurisdiction over such Lender or any affiliate of such Lender; provided, however, that, except in the case of disclosure to bank regulators or examiners in accordance with customary banking practices, if legally permitted written notice of each instance in which Confidential Information is required or requested to be disclosed shall be furnished to New Paramount not less than 30 days prior to the expected date of such disclosure or, if 30 days’ notice is not practicable under the circumstances, as promptly as practicable under the circumstances; (iii) to the extent such Confidential Information (A) is or becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 9.15 or (C) was available to such Lender on a non-confidential basis prior to this disclosure to such Lender by a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 9.15; (iv) as permitted by Section 9.4(g); or (v) to the extent New Paramount shall have consented to such disclosure in writing. As used in this Section 9.15, “Confidential Information” shall mean any materials, documents or information furnished by or on behalf of any Borrower in connection with this Agreement designated by or on behalf of such Borrower as confidential.

(b) Each Lender (i) agrees that, except to the extent the conditions referred to in subclause (A), (B) or (C) of clause (iii) of paragraph (a) above have been met and as provided in paragraph (c) below, (A) it will use the Confidential Information only in connection with its participation in this Agreement and (B) it will not use the Confidential Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States and (ii) understands that breach of this Section 9.15 might seriously prejudice the interest of the Borrowers and that the Borrowers are entitled to equitable relief, including an injunction, in the event of such breach.

(c) Notwithstanding anything to the contrary contained in this Section 9.15, each Agent and each Lender shall be entitled to retain all Confidential Information for so long as it remains an Agent or a Lender to use solely for the purposes of servicing the credit and protecting its rights hereunder.

Section 9.16 Waiver of Notice of Termination Period. By its execution of this Agreement, each Lender hereby waives any right to notice of termination, or any notice period with respect to the termination, of the Existing Credit Agreement that such Lender may have had under the Existing Credit Agreement.

Section 9.17 Termination of Subsidiary Borrower Designation. New Paramount may from time to time deliver a subsequent Subsidiary Borrower Designation with respect to any Subsidiary Borrower (other than Paramount), countersigned by such Subsidiary Borrower, for the purpose of terminating such Subsidiary Borrower’s designation as such, so long as, on the effective date of such termination, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full. In addition, if on any date a Subsidiary Borrower (other than Paramount) shall cease to be a Subsidiary, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date and no further Loans may be borrowed by such Subsidiary Borrower hereunder.

Section 9.18 Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or such Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.

Section 9.19 No Fiduciary Relationship. New Paramount, on behalf of itself, the Subsidiary Borrowers and its other Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders, the Issuing Lenders and their affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders, the Issuing Lenders or their affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 9.20 Material Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to each Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b) Each Borrower and each Lender acknowledges that, if information furnished by any Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through IntraLinks/IntraAgency, SyndTrak or another website or other information platform (the “Platform”), the Administrative Agent shall only post information furnished by any Borrower pursuant to or in connection with this Agreement on that portion of the Platform as is designated for representatives of Lenders that are willing to receive MNPI unless such Borrower has indicated such information does not contain MNPI.

(c) Upon request by the Administrative Agent, each Borrower agrees to specify whether any information furnished by such Borrower to the Administrative Agent pursuant to, or in connection with, this Agreement contains MNPI.

Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.22 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto.

[Remainder of the page left blank intentionally; Signature pages ~~to follow~~omitted.]

~~Schedule 1.1~~

~~Commitments~~

~~Exhibit B-2~~

~~Exhibit B-3~~

EXHIBIT A

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [●], 20[●] (this “Joinder Agreement”), among NEW PLUTO GLOBAL, INC. (“New Paramount”), PARAMOUNT GLOBAL (previously known as VIACOMCBS INC.), a Delaware corporation (“Paramount”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Amended and Restated Credit Agreement dated as of January 23, 2020 (as amended pursuant to Amendment No. 1 dated as of December 9, 2021, Amendment No. 2 dated as of February 14, 2022, Amendment No. 3 dated as of March 3, 2023, Amendment No. 4 dated as of August 1, 2024 (“Amendment No. 4”), and as may be further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Paramount, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used by not defined herein have the meanings assigned thereto in the Credit Agreement.

As set forth in Amendment No. 4 and the Credit Agreement, Paramount wishes to add New Paramount as a Borrower under the Credit Agreement in the manner hereinafter set forth, and this Joinder Agreement is entered into pursuant to Section 5 of Amendment No. 4.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

New Paramount hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees that, immediately upon (x) the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of July 7, 2024 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “CoC Transaction Agreement”), by and among SkydanceMedia, LLC, a California limited liability company, New Paramount, a consortium of investors identified in such agreements and Paramount and (y) the occurrence of the “Amendments Operative Date” (as defined in Amendment No. 4), New Paramount shall:

(a)	join the Credit Agreement as a Borrower;

(b)	be bound by all covenants, agreements and acknowledgments attributable to a Borrower in the Credit Agreement; and

(c)	perform all obligations and duties required of it by the Credit Agreement.

New Paramount hereby represents and warrants that (a) this Joinder Agreement has been duly executed and delivered by New Paramount and constitutes a legal, valid and binding obligation of New Paramount, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors’

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rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) the representations and warranties with respect to it contained in Article III of the Credit Agreement or which are contained in any certificate furnished by or on behalf of it are true and correct on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Joinder Agreement, the representations and warranties contained in Sections 3.2, 3.3 and 3.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1 of the Credit Agreement.

The address and jurisdiction of organization of New Paramount is set forth below:

Address: Attn: E-mail: Telephone:
Jurisdiction of Organization:

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

NEW PLUTO GLOBAL, INC.

By:
Name: Title:

PARAMOUNT GLOBAL

By:
Name: Title:

ACKNOWLEDGED AND AGREED TO:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title: